STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT is made as of May 19, 1997, by and among MALLINCKRODT INC., a New York corporation ("MI"), and MALLINCKRODT VETERINARY, INC., a Delaware corporation and a wholly owned subsidiary of MI ("MVI") and MALLINCKRODT VETERINARY INTERNATIONAL, INC., a Delaware corporation ("MVII") (together, the "Sellers") and SCHERING-PLOUGH CORPORATION, a New Jersey corporation, or its designated affiliates (the "Buyer").
     WHEREAS, MI owns all of the outstanding capital stock of MVII and MVI owns all of the outstanding capital stock of Mallinckrodt Veterinary Holdings, Inc., a Delaware corporation ("New MVI");
     WHEREAS, MI desires to cause MVI and MVII to sell all of the outstanding capital stock of each Veterinary Subsidiary owned by it, and MVI desires to sell all of the outstanding capital stock of New MVI, and Buyer desires to purchase all of the outstanding capital stock of each Veterinary Subsidiary owned by MVI and MVII and of New MVI, on the terms and conditions contained in this Agreement;
     WHEREAS, MI, MVI, MVII and New MVI and their appropriate affiliates are or have been engaged in the Animal Health Business (as defined below); and
     WHEREAS, MI and MVI have completed as of the date hereof or will have completed as of the Closing Date all transfers of stock and assets and have taken all other actions necessary for MVII and New MVI to collectively own or control the entire Animal Health Business.
     NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements, and conditions contained in this Agreement, the parties agree as follows:

                                 ARTICLE I

                            CERTAIN DEFINITIONS
                            -------------------

     1.1  Capitalized Terms.  The following capitalized terms, when
          -----------------
used in this Agreement and not otherwise defined, shall have the following indicated meanings:
          1.1.1    Accounting Firm shall have the meaning set forth
                   ---------------
in Section 2.3.3.
          1.1.2    Acquisition Transaction shall have the meaning set
                   -----------------------
forth in Section 5.1.6.
          1.1.3    Adjusted Purchase Price shall mean an amount equal
                   -----------------------
to the Purchase Price, and (A) either (i) increased by the Working Capital Adjustment, if the Net Working Capital as of the Closing Date exceeds the Working Capital Baseline, or (ii) decreased by the Working Capital Adjustment, if the Working Capital Baseline exceeds the Net Working Capital as of the Closing Date, and (B) either (i) decreased by the Debt Adjustment, if the Debt as of the Closing Date exceeds the Debt Baseline, or (ii) increased by the Debt Adjustment if the Debt Baseline exceeds the Debt as of the Closing Date, and (c) either (i) decreased by the PST Lease Liability Adjustment if the PST Lease Liability as of the Closing Date exceeds the PST Lease Liability Baseline or (ii) increased by the PST Lease Liability Adjustment if the PST Lease Baseline exceeds the PST Lease Liability as of the Closing Date.

          1.1.4 The term "affiliate" as used herein shall mean any firm, person, corporation or other entity controlling, controlled by or under common control with any firm, person, corporation or entity.
          1.1.5    Agreement shall mean this Agreement, the
                   ---------
Disclosure Schedule and all exhibits, schedules, annexes, and appendices hereto.
          1.1.6    Animal Health Business shall mean all of the
                   ----------------------
worldwide business of discovering, developing, manufacturing, marketing, selling and distributing animal health products as conducted by the Companies, Sellers and their affiliates.
          1.1.7    Annual Balance Sheet shall mean the audited
                   --------------------
combined balance sheet of the Companies (and any predecessor in interest) as of June 30, 1996, and the accompanying notes to such balance sheet, which are contained in the Annual Financial Statements.
          1.1.8    Annual Financial Statements shall mean the Annual
                   ---------------------------
Balance Sheet, and the audited combined statement of operations and audited combined statement of cash flows of the Companies (and any predecessor in interest) for the fiscal year ended June 30, 1996, and the accompanying notes to such financial statements.
          1.1.9    Australasian Business shall mean the assets of and
                   ---------------------
business activities relating to the Animal Health Business conducted by the Sellers through any of the Companies, as of any relevant date hereunder, in the continent of Asia (excluding Russia) and in countries on the western Pacific rim, including Australia and New Zealand.
          1.1.10   Baseline Study shall have the meaning set forth in
                   --------------
Section 5.4.
          1.1.11   Business Personnel shall have the meaning set
                   ------------------
forth in Section 4.1.17.
          1.1.12   Buyer Pension Plan shall have the meaning set
                   ------------------
forth in Section 10.2.2.
          1.1.13   Buyer Profit-Sharing Plan shall have the meaning
                   -------------------------
set forth in Section 10.2.3.
          1.1.14   Buyer Savings Plan shall have the meaning set
                   ------------------
forth in Section 10.2.3.
          1.1.15   Buyer Welfare Plans shall have the meaning set
                   -------------------
forth in Section 10.2.4.
          1.1.16   Closing shall mean the closing described in
                   -------
Article III.
          1.1.17   Closing Date shall mean the date upon which the
                   ------------
transactions contemplated by this Agreement are consummated.
          1.1.18   Code shall mean the Internal Revenue Code of 1986,
                   ----
as amended.
          1.1.19   Commission Agent shall have the meaning set forth
                   ----------------
in Section 4.1.20.
          1.1.20   Companies shall mean MVI, MVII, New MVI, and the
                   ---------
Veterinary Subsidiaries, and Company shall mean any one of the
Companies.
          1.1.21   Competitive Business shall have the meaning set
                   --------------------
forth in Section 10.9.
          1.1.22   Confidentiality Agreement shall mean the letter
                   -------------------------
dated October 1, 1996, between J. P. Morgan Securities Inc., as agent for MI, and the Buyer.
          1.1.23   Continuing Employees shall have the meaning set
                   --------------------
forth in Section 10.1.1.
          1.1.24   Contract Base shall have the meaning set forth in
                   -------------
Section 6.1.8.
          1.1.25   Damages shall have the meaning set forth in
                   -------
Section 8.1.1.
          1.1.26   Debt shall mean, as of any date, the indebtedness
                   ----
of New MVI and the Veterinary Subsidiaries which would be classified as a liability under the headings "Short-Term Debt", "Current Maturities of Long-Term Debt" and "Long-Term Debt less Current Maturities" on a combined consolidated balance sheet of New MVI and the Veterinary Subsidiaries prepared in a manner consistent with the practices and methodologies used in preparing the Annual Balance Sheet.
          1.1.27   Debt Adjustment shall mean, as of any date, an
                   ---------------
amount equal to either (i) (if the Debt at such time exceeds the Debt Baseline) the amount by which the Debt at such time exceeds the Debt Baseline or (ii) (if the Debt Baseline exceeds the Debt at such time) the amount by which the Debt Baseline exceeds the Debt at such time; provided, however, that if the Debt at such time equals the Debt Baseline, the Debt Adjustment shall be zero.
          1.1.28   Debt Baseline shall mean the Debt of the Companies
                   -------------
on the Annual Balance Sheet, which was an amount equal to Twenty-Four Million Eight Hundred Twenty-Two Thousand Dollars ($24,822,000).
          1.1.29   Defined Contribution Asset Transfer Date shall
                   ----------------------------------------
have the meaning set forth in Section 10.2.3.
          1.1.30   Designated Transfers shall have the meaning set
                   --------------------
forth in Section 5.1.2.
          1.1.31   Disclosure Schedule shall mean that compilation of
                   -------------------
information, schedules, financial statements and other documents, materials and information assembled and prepared by the Sellers as required by the terms hereof and delivered by the Sellers to the Buyer as part of this Agreement.
          1.1.32   Election Period shall have the meaning set forth
                   ---------------
in Section 10.2.3.
          1.1.33   Environment shall mean the ocean, natural
                   -----------
resources (including flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or the ambient air.
          1.1.34   Environmental Action shall have the meaning set
                   --------------------
forth in Section 8.6.4.

          1.1.35   Environmental Indemnity Matters shall have the
                   -------------------------------
meaning set forth in Section 8.6.4.
          1.1.36   Environmental Liability shall mean any Damages
                   -----------------------
resulting from any claim or requirement to take corrective action arising from or incurred in connection with (i) any violation or alleged violation of any Environmental Requirement by any of the Companies and any predecessor companies, whether now owned or previously divested by Seller or their affiliates (whether such violation or alleged violation is known or unknown or involves property owned or leased by the Sellers or the Companies or any predecessor company) or (ii) any claim for any personal injury or property damage resulting from exposure to any Hazardous Substance used, stored, handled, spilled, discharged or disposed of in the course of operating the business of the Companies and any predecessor companies, whether now owned or previously divested by Sellers or their affiliates.
          1.1.37   Environmental Requirements shall mean all laws,
                   --------------------------
rules, regulations, orders, decrees, judgments, permits and licenses relating to health, safety and the Environment or the generation, handling, disposal, transportation, release or threatened release of Hazardous Substances, including but not limited to the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended ("FWPCA"), the Safe Drinking Water Act, 42 U.S.C. Section 300 et seq., as amended ("SDWA"), the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended ("CAA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended ("TSCA"), the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as amended ("OSHA"), the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, as amended ("CERCLA"), the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Section 11001, as amended ("EPCRA") and the
Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.A. Sections 136 to 136y, as amended ("FIFRA") and the substantive equivalent of any of the foregoing in any state or foreign jurisdiction, including any laws, rules, regulations, orders, decrees, judgments, permits and licenses governing the disclosure or notice of the presence or release of Hazardous Substances or of underground storage tanks.
          1.1.38   ERISA shall mean the Employee Retirement Income
                   -----
Security Act of 1974, as amended.
          1.1.39   Estimated Adjusted Purchase Price shall mean an
                   ---------------------------------
amount equal to the Purchase Price, and (A) either (i) increased by the Estimated Working Capital Adjustment, if the Net Working Capital as of the Closing Date as estimated by the Sellers exceeds the Working Capital Baseline, or (ii) decreased by the Estimated Working Capital Adjustment, if the Working Capital Baseline exceeds the Net Working Capital as of the Closing Date as estimated by the Sellers, and (B) either (i) decreased by the Estimated Debt Adjustment if the Debt as of the Closing Date as estimated by the Sellers exceeds the Debt Baseline, or (ii) increased by the Estimated Debt Adjustment if the Debt Baseline exceeds the Debt as of the Closing Date as estimated by the Sellers and (c) either (i) decreased by the Estimated PST Lease Liability Adjustment if the PST Lease Liability as of the Closing Date as estimated by the Sellers exceeds the PST Lease Liability Baseline, or (ii) increased by the estimated PST Lease Liability Adjustment if the PST Lease Liability Baseline exceeds the PST Lease Liability as of the Closing Date as estimated by the Sellers.
          1.1.40   Estimated Debt Adjustment shall mean the Debt
                   -------------------------
Adjustment determined based upon the Sellers' estimate of the balance of Debt as of the Closing Date, as delivered to the Buyer by the Sellers pursuant to Section 2.3.1.
          1.1.41   Estimated PST Lease Liability Adjustment shall
                   ----------------------------------------
mean the PST Lease Liability Adjustment determined based upon the Sellers' estimate of the balance of the PST Lease Liability as of the Closing Date, as delivered to the Buyer by the Sellers pursuant to
Section 2.3.1.
          1.1.42   Estimated Working Capital Adjustment shall mean
                   ------------------------------------
the Working Capital Adjustment determined based upon the Sellers' estimate of the balances of Total Current Assets and Total Current Liabilities as of the Closing Date, as delivered to the Buyer by the Sellers pursuant to Section 2.3.1.
          1.1.43   European Business shall mean the assets of and
                   -----------------
business activities relating to the Animal Health Business conducted by the Sellers through any of the Companies, as of any relevant date hereunder, in Europe (excluding Eastern European countries and Russia).
          1.1.44   Excluded Assets  shall have the meaning set forth
                   ---------------
in Section 2.1.2.
          1.1.45   Excluded Assets Reorganization shall have the
                   ------------------------------
meaning set forth in Section 2.1.2.
          1.1.46   Excluded Liabilities shall have the meaning set
                   --------------------
forth in Section 2.1.3.
          1.1.47   Excluded Liabilities Reorganization shall have the
                   -----------------------------------
meaning set forth in Section 2.1.3.
          1.1.48   FCPA shall have the meaning set forth in Section
                   ----
4.1.12.
          1.1.49   Final Report shall have the meaning set forth in
               ------------
Section 5.4.
          1.1.50   Financial Statements shall mean the Annual
                   --------------------
Financial Statements and the audited combined balance sheets of the Companies as of June 30, 1995, and 1994, and the audited combined statements of operations and audited combined statements of cash flows of the Companies for the fiscal years ended June 30, 1995 and 1994, and the accompanying notes to such financial statements as set forth on Schedule 1.1.50.

          1.1.51   Fiscal Year 1996 shall mean the twelve months
                   ----------------
ended June 30, 1996.

          1.1.52   FlexSecurity Plan shall have the meaning set forth
                   -----------------
in Section 10.2.4.
          1.1.53   GAAP shall mean generally accepted accounting
                   ----
principles as in effect in the United States of America at the time of the preparation of the financial statements with respect to which such term is used.
          1.1.54   Governmental Authority shall mean any United
                   ----------------------
States (federal, state or local) or non-United States government or governmental agency, department, commission, authority, court or tribunal.
          1.1.55   Hazardous Substances shall mean any materials
                   --------------------
defined as hazardous materials, substances or waste in any way by Environmental Requirements as of the Closing Date, including without limitation: (i) any "hazardous substance" or "Pollutant or Contaminant" (as defined in Sections 101(14), (33) of CERCLA or the regulations designated pursuant to Section 102 of CERCLA, 42 U.S.C.
Section 9602 and found at 40 C.F.R. Part 302), and any element, compound, mixture, solution, or substance designated pursuant to
Section 102 of CERCLA and as regulated by CERCLA, (ii) any substance designated pursuant to Section 311(b)(2)(A) of FWPCA and as regulated by FWPCA, (iii) any hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of RCRA, 42 U.S.C. Sections 6901, 6921, (iv) any substance containing petroleum, as defined in Section 9001(8) of RCRA, 42 U.S.C. Section 6991(8) or 40 C.F.R. Part 280 and as regulated by RCRA, (v) any toxic pollutant listed under Section 307(a) of the FWPCA, 33 U.S.C. Section 1317(a) and as regulated by FWPCA, (vi) any hazardous air pollutant listed under Section 112 of the Clean Air Act, 42 U.S.C. Sections 7401, 7412, as amended and as regulated by the Clean Air Act, (vii) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of TCSA, 15 U.S.C. Sections 2601, 2606, as amended and as regulated by TSCA, or (viii) any other hazardous, pathogenic or toxic materials, contaminants, substances or wastes, including asbestos, pesticides and polychlorinated biphenyls, regulated by applicable Environmental Requirements and the substantive equivalents of any of the foregoing in any foreign jurisdiction.
          1.1.56   HSR Act shall mean the Hart-Scott-Rodino Antitrust
                   ------
Improvements Act of 1976, as amended.
          1.1.57   Indemnifiable Remediation Standard shall have the
                   ----------------------------------
meaning set forth in Section 8.6.4.
          1.1.58   Indemnified Party shall have the meaning set forth
                   -----------------
in Section 8.2.1.
          1.1.59   Indemnifying Party shall have the meaning set
                   ------------------
forth in Section 8.2.1.
          1.1.60   Intellectual Property shall have the meaning set
                   ---------------------
forth in Section 4.1.21.
          1.1.61   International Employee shall have the meaning set
                   ----------------------
forth in Section 10.3.
          1.1.62   Key Executives shall have the meaning set forth in
                   --------------
Section 10.1.3.
          1.1.63   Latin American Business shall mean the assets of
                   -----------------------
and business activities relating to the Animal Health Business conducted by the Sellers through any of the Companies, as of any relevant date hereunder, in South America, Central America (including Mexico) and the Caribbean region.
          1.1.64   Major Business shall mean each of the following:
                   --------------
the Australasian Business (considered as a whole), the European Business (considered as a whole), the Latin American Business (considered as a whole) and the United States Business (considered as a whole).
          1.1.65   Net Working Capital shall mean, as of any date, an
                   -------------------
amount equal to the difference between (i) the amount of Total Current Assets on such date, and (ii) the amount of Total Current Liabilities on such date.
          1.1.66   Non-Competition Period shall have the meaning set
                   ----------------------
forth in Section 10.9.
          1.1.67   Non-Domestic Company shall mean (i) any Company
                   --------------------
that is not a United States Company or (ii) a foreign branch of a United States Company.
          1.1.68   PST Lease shall mean that certain lease dated as
                   ---------
of March 7, 1990, by and between MVI (then known as Pitman-Moore, Inc.) and The First National Bank of Boston (which has been succeeded by Merchants National Bank of Terre Haute), as amended, relating to the PST facility in Terre Haute, Indiana, the obligations and liabilities of the Companies thereto being referenced in the notes to the Annual Balance Sheet.
          1.1.69   PST Lease Liability shall mean, as of any date,
                   -------------------
the total of the remaining principal payments and equity return payments yet to be made under the PST Lease. Such payments are set forth on Schedule 1.1.69.
          1.1.70   PST Lease Liability Adjustment shall mean, as of
                   ------------------------------
any date, an amount equal to either (i) (if the PST Lease Liability at such time exceeds the PST Lease Liability Baseline) the amount by which the PST Lease Liability at such time exceeds the PST Lease Liability Baseline or (ii) (if the PST Lease Liability Baseline exceeds the PST Lease Liability at such time) the amount by which the PST Lease Liability Baseline Exceeds the PST Lease Liability at such time; provided, however, that if the PST Lease Liability at such time equals the PST Lease Liability Baseline, the PST Lease Liability Adjustment shall be zero.
          1.1.71   PST Lease Liability Baseline shall mean the PST
                   ----------------------------
Lease Liability as of March 7, 1997 which was an amount equal to $35,591,753 of remaining principal payments and $14,168,431 of remaining equity return payments, for a total of $49,760,184.
          1.1.72   Permits shall have the meaning set forth in

                   -------
Section 4.1.13.
          1.1.73   Perpetual Representations shall have the meaning
                   -------------------------
set forth in Section 8.5.1.
          1.1.74   Post-Closing Claim shall have the meaning set
                   ------------------
forth in Section 8.2.1.
          1.1.75   Preliminary Closing Statement shall have the
                   -----------------------------
meaning set forth in Section 2.3.2.
          1.1.76   Product Registrations shall have the meaning set
                   ---------------------
forth in Section 4.1.27.
          1.1.77   Purchase Price shall mean an amount equal to Four
                   --------------
Hundred Five Million Dollars ($405,000,000).
          1.1.78   Reimbursement Accounts shall have the meaning set
                   ----------------------
forth in Section 10.2.4.
          1.1.79   Reorganization shall mean the actions (if any)
                   --------------
necessary (i) for the transfer from MVI to New MVI of all assets used by MVI in connection with the Animal Health Business, other than any Excluded Assets, and other than shares of capital stock and other equity interests owned by MVI in Veterinary Subsidiaries which are Non-Domestic Companies, all of which shares and equity interests are to be sold by MVI to the Buyer hereunder, and for the assumption by New MVI of all obligations and liabilities of MVI, other than any Excluded Liabilities or (ii) in connection with the Section 338 Elections; provided that, it is understood and agreed that the Sellers shall not be required prior to the Closing to complete the process of updating product labels to reflect the transfer of product registrations from MVI to New MVI, or to take any other actions not necessary to transfer all such assets to New MVI if such actions will need to be taken again after the Closing by the Buyer in connection with its purchase of the Shares or its acquisition of control of the Animal Health Business pursuant to this Agreement.
          1.1.80   Restricted Contract means any contract, indenture,
                   -------------------
license, lease or other agreement to which any Company is a party, or by which any Company's assets are bound, which does not permit, or in any manner restricts (including without limitation, through the payment of a termination indemnity), the assignment or transfer thereof to any person including without limitation any restriction which prohibits or requires the consent of the other party to a change of control or ownership of such Company.
          1.1.81   Section 338 Elections shall have the meaning set
                   ---------------------
forth in Section 9.9.1.
          1.1.82   Select Employees shall have the meaning set forth
                   ----------------
in Section 10.1.4.
          1.1.83   Seller Pension Plan shall have the meaning set
                   -------------------
forth in Section 10.2.2.
          1.1.84   Seller Savings Plan shall have the meaning set
                   -------------------
forth in Section 10.2.2.3.

          1.1.85   Sellers shall mean the collective reference to MI,
                   -------
MVI and MVII and Seller shall mean any of MI, MVI or MVII, as the
                 ------
context requires.
          1.1.86   Sellers' Knowledge, or any similar phrase with
                   ------------------
comparable intent, shall mean the actual knowledge of any of the Specified Officers, after diligent inquiry.
          1.1.87   Severed Employee shall have the meaning set forth
                   ----------------
in Section 10.2.5.
          1.1.88   Severed International Employee shall have the
                   ------------------------------
meaning set forth in Section 10.3.3.
          1.1.89   Shares shall have the meaning set forth in Section
                   ------
 2.1.1.
          1.1.90   Specified Officers shall mean the following: P.D.
                   ------------------
Cottone, President and CEO; D.S. Benson, Vice President, Asia/Pacific; D. Chantry, Vice President, Europe; T.S. Lytle, Vice President, North America; D.H. McIntyre, Vice President, Latin America; E.J. Andrews, Senior Vice President, Research & Development;
R. Gretton, Vice President, Operations; R. Querido, Vice President, Strategic Management & Global Marketing; B.L. Hayes, Vice President, Human Resources; T.L. Farquer, Vice President, Law; M.J. Van Gelder, Vice President, Finance; Michael McKee, Environmental Manager; Peter Hall, Director, Environmental Health & Safety; Richard Sharpee, Vice President of Development; and the current general manager (or individual with equivalent function) of the operations of the Animal Health Business in each of the following countries: Brazil, United Kingdom, Ireland, Germany, France, Australia and New Zealand; and J. Donald Todd, President of Syntro Corporation.
          1.1.91   Subsidiary Agreements shall have the meaning set
                   ---------------------
forth in Section 2.1.4.
          1.1.92   Syntro shall have the meaning set forth in Section
                   ------
4.1.21.

          1.1.93   Syntro Agreements shall have the meaning set forth
                   -----------------
in Section 4.1.21.
          1.1.94   Taxes shall mean any federal, state, local or
                   -----
foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority.
          1.1.95   Tax Return shall mean any return, report or
                   ----------
similar statement (including any attached schedules) required to be filed with respect to any Taxes, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Taxes.
          1.1.96   Technology shall mean any significant aspect of
                   ----------
the Syntro technology rights owned by or licensed to Syntro or any of the other Companies.
          1.1.97   Third Party Consultant shall have the meaning set
                   ----------------------
forth in Section 8.6.4.
          1.1.98   Total Current Assets shall mean, as of any date,
                         --------------
the total of all items which would be classified as a current asset under the heading "Current Assets" on a combined consolidated balance sheet of the Companies determined and prepared in a manner consistent with the practices and methodologies used in preparing the Annual Balance Sheet, except that (i) net accounts receivable shall not exceed the amount of net accounts receivable included in the Working Capital Baseline, which was an amount equal to One Hundred Twenty-Seven Million Three Hundred Thirty-Nine Thousand Dollars ($127,339,000), (ii) net inventory shall not exceed the amount of net inventory included in the Working Capital Baseline, which was an amount equal to One Hundred Twenty-Seven Million Six Hundred Eight Thousand Dollars ($127,608,000), and (iii) all current deferred income Tax assets shall be excluded from Total Current Assets.
          1.1.99   Total Current Liabilities shall mean, as of any
                   -------------------------
date, the total of all items (including Taxes for which the Buyer is liable on a current basis pursuant to Article IX), which would be classified as a current liability under the heading "Current Liabilities" on a combined consolidated balance sheet of the Companies prepared in a manner consistent with the practices and methodologies used in preparing the Annual Balance Sheet, except that Total Current Liabilities shall exclude (i) the worldwide accrual for the annual management incentive compensation plan, (ii) all accrued amounts (employer match, management fees, etc.) relating to the Investment Plan for Employees of Mallinckrodt Inc., (iii) all environmental accruals, (iv) all accrued amounts included in the line item called "Restructuring Accruals, Current", (v) all current deferred income Tax liabilities, (vi) any income Taxes for which the Sellers are liable pursuant to Article IX, and (vii) short-term debt and current maturities of long-term debt. Total Current Liabilities, as of the Closing Date, shall include an aggregate amount for accrued vacation for U.S. Continuing Employees calculated for each individual U.S. Continuing Employee as one-half the number of vacation days each U.S. Continuing Employee is entitled to in calendar 1997, less the number of calendar 1997 vacation days actually taken by each U. S. Continuing Employee through and including June 30, 1997, less the number of calendar 1997 vacation days sold by each U.S. Continuing Employee either for cash or to pay for benefits under the FlexSecurity Plan, multiplied by the daily salary for each U.S. Continuing Employee as of June 30, 1997.
          1.1.100  United States Business shall mean the assets of
                   ----------------------
and business activities relating to the Animal Health Business conducted by the Sellers through any of the Companies, as of any relevant date hereunder, in the United States and Canada.
          1.1.101  United States Companies shall mean those Companies
                   -----------------------
incorporated or organized under the laws of any state of the United
States.
          1.1.102  U.S. Continuing Employees shall have the meaning
                   -------------------------
set forth in Section 10.1.2.

          1.1.103  U.S. Covered Employees shall have the meaning set
                   ----------------------
forth in Section 10.1.5.
          1.1.104  Valuation Date shall have the meaning set forth
                   --------------
in Section 10.2.3.
          1.1.105  Veterinary Subsidiaries shall mean those entities
                   -----------------------
set forth in Exhibit A hereto, which are all of the direct or
             ---------
indirect subsidiaries owned or controlled by MVII or MVI, and Veterinary Subsidiary shall mean any one of the Veterinary
---------------------
Subsidiaries.
          1.1.106  Working Capital Adjustment shall mean, as of any
                   --------------------------
date, an amount equal to either (i) (if the Net Working Capital at such time exceeds the Working Capital Baseline) the amount by which the Net Working Capital at such time exceeds the Working Capital Baseline, or (ii) (if the Working Capital Baseline exceeds the Net Working Capital at such time) the amount by which the Working Capital Baseline exceeds the Net Working Capital at such time; provided, however, that if the Net Working Capital at such time equals the Working Capital Baseline, the Working Capital Adjustment shall be zero.
          1.1.107  Working Capital Baseline shall mean the amount of
                   ------------------------
Net Working Capital determined from the Annual Balance Sheet, which was an amount equal to Two Hundred Twenty-Eight Million Sixty-Seven Thousand Dollars ($228,067,000).
     1.2  Currency.  All references in this Agreement to "dollars" or
          --------
"$" shall be deemed to mean and refer to United States dollars.
     1.3  Materiality.  Whenever the terms "material", "material
          -----------
adverse effect" or "material adverse change" are used herein, unless the context otherwise clearly and unambiguously requires, such terms shall be interpreted and construed as meaning (i) "material" to the financial condition, business or operations of the Companies or the Animal Health Business, taken as a whole, or referencing a "material adverse effect" upon or "material adverse change" with respect to the financial condition or operations of the Companies or the Animal Health Business, taken as a whole or (ii) "material" to or referencing a "material adverse effect" on or "material adverse change" with respect to any significant aspect of the Syntro Corporation technology rights owned by or licensed to the Companies or (iii) "material" to the financial condition, business or operations of the Companies' Latin American Business, taken as a whole, or referencing a "material adverse effect" upon or "material adverse change" with respect to the financial condition or operations of the Latin American Business, taken as a whole or (iv) "material" to the financial condition, business or operations of the Companies' Australasian Business, taken as a whole, or referencing a "material adverse effect" upon or "material adverse change" with respect to the financial condition or operation of the Australasian Business, taken as a whole, or (v) "material" to the financial condition, business or operations of the Companies' European Business, taken as a whole, or referencing a "material adverse effect" upon or "material adverse change" with respect to the financial condition or operation of the European Business, taken as a whole or (vi) "material" to the financial condition, business or operations of the Companies' United States Business, taken as a whole, or referencing a "material adverse effect" upon or "material adverse change" with respect to the financial condition or operation of the United States Business, taken as a whole.
     1.4  Ordinary Course of Business.  Whenever the term "ordinary
          ---------------------------
course of business" or any substantially equivalent phrase is used in this Agreement, unless the context otherwise clearly and unambiguously requires, such term shall be interpreted and construed as meaning the Animal Health Business as conducted for the twelve
(12) month period prior to July 1, 1996.

                                 ARTICLE II

                         PURCHASE AND SALE OF SHARES
                         ---------------------------

     2.1  Purchase and Sale.
          -----------------

          2.1.1 Subject to the terms and conditions of this Agreement, at the Closing, Sellers agree to sell to the Buyer in exchange for the Adjusted Purchase Price, and the Buyer agrees to purchase from the Sellers, all of the outstanding shares of capital stock of each Veterinary Subsidiary owned by MVI or MVII and of New MVI, and any nominal shares of any of the Veterinary Subsidiaries not owned by either of the Sellers or any of the Companies, if and as required (the "Shares").
          2.1.2 Notwithstanding the provisions of Section 2.1.1 set forth immediately above, it is understood that the Buyer will not be purchasing any real and personal property assets of the Animal Health Business set forth and described on Schedule 2.1.2 hereof, excluding any Intellectual Property or other intangible rights associated therewith ("Excluded Assets") or assuming any liabilities associated with the Excluded Assets. The Sellers will take all actions necessary and appropriate to ensure that, prior to the Closing Date, the Excluded Assets are removed from the ownership and responsibility of New MVI and the Veterinary Subsidiaries (such actions, the "Excluded Assets Reorganization") so that, on and as of and after the Closing Date, the Buyer, New MVI and the Veterinary Subsidiaries will have and will assume no rights, responsibilities or liabilities of any kind with respect to any of the Excluded Assets; provided that, the immediately foregoing shall have no effect on any right to indemnification the Buyer may have pursuant to Article VIII hereof. Furthermore, it is understood that the Sellers are entitled to sell or otherwise transfer any of the Excluded Assets to third parties prior to the Closing (at no ultimate expense to the Buyer), and upon such sale or transfer the proceeds therefrom shall similarly be considered to be Excluded Assets (or otherwise included in Total Current Assets), and all continuing obligations or liabilities of the Sellers with respect to any such transferred Excluded Assets shall be Excluded Liabilities.
          2.1.3 Notwithstanding the provisions of Section 2.1.1 above, it is understood that the Buyer will not be assuming those liabilities of the Companies described on Schedule 2.1.3 (the "Excluded Liabilities"). The Sellers will take all actions necessary and appropriate to ensure that, prior to the Closing Date, the Excluded Liabilities are removed from the ownership and responsibility of New MVI and the Veterinary Subsidiaries (such actions, the "Excluded Liabilities Reorganization") so that, on and as of and after the Closing Date, the Buyer will have no liability, obligation or responsibility with respect to any of the Excluded Liabilities, and none of such actions will adversely affect New MVI, the Veterinary Subsidiaries or the Buyer. Excluded Liabilities will, in every case, be assumed or retained by the Sellers.
          2.1.4 MVI, MVII and other affiliates of the Sellers shall on the date hereof, or as promptly as practicable hereafter, enter into separate agreements for the purchase and sale of the Shares of each Veterinary Subsidiary owned by MVII (the "Subsidiary Agreements"), substantially in the form of the agreement draft set forth on Schedule 2.1.4.
     2.2  Purchase Price; Allocation.  The Estimated Adjusted
          --------------------------
Purchase Price shall be paid by the Buyer to the Sellers by wire transfer at the Closing, to such account or accounts as MI shall have delivered notice to the Buyer at least three (3) business days prior to the Closing Date which accounts relating to the sale of the Veterinary Subsidiaries owned by MVII or MVI shall be located outside of the United States. The Purchase Price, as adjusted herein, shall be allocated in accordance with Schedule 2.2, which allocation shall be adjusted appropriately and proportionately after the Closing Date to give effect to any adjustments pursuant to Section 2.3 below. The Buyer and the Sellers shall reflect the Shares purchased hereunder in a manner consistent with the allocation set forth on Schedule 2.2, shall file all Tax Returns and Tax reports in a manner consistent with and based upon such allocations and shall take no position with respect to any return, proceeding or audit which is inconsistent with such allocation.
     2.3  Determination of Adjusted Purchase Price.
          ----------------------------------------
          2.3.1 Five (5) business days prior to the Closing Date, the Sellers shall cause to be prepared and delivered to the Buyer the Sellers' good-faith estimate of the amounts of Total Current Assets, Total Current Liabilities, Debt and PST Lease Liability on the Closing Date, together with the Sellers' calculation of the Estimated Working Capital Adjustment, Estimated Debt Adjustment and Estimated PST Lease Liability Adjustment on the Closing Date based upon such estimates, which shall be used in determining the Estimated Adjusted Purchase Price payable on the Closing Date.
          2.3.2 As soon as possible after the Closing Date but in no event more than forty-five (45) days thereafter, the Sellers will prepare and deliver to the Buyers a combined statement of Total Current Assets and Total Current Liabilities (and each component thereof), Debt, the PST Lease Liability and the resulting Net Working Capital, as well as the Net Working Capital Adjustment, Debt Adjustment and PST Lease Liability Adjustment as of the Closing Date, which statement will also set forth the proposed Adjusted Purchase Price ("Preliminary Closing Statement"). The Preliminary Closing Statement shall be prepared in a manner consistent with the practices and methodologies used in preparing the Annual Balance Sheet and, using the same line item descriptions on the Annual Balance Sheet, shall set forth the components of Total Current Assets, Total Current Liabilities, Debt and PST Lease Liability. The Preliminary Closing Statement shall include or be accompanied by a detailed explanation of the conclusions reached by the Sellers in connection with the Preliminary Closing Statement.
          2.3.3 The Buyer shall have a period of forty-five (45) days from delivery of the Preliminary Closing Statement pursuant to
Section 2.3.2 to review the Preliminary Closing Statement. If the Buyer disagrees with the Preliminary Closing Statement, the Buyer shall, at or before the end of such forty-five (45) day period, deliver to the Sellers a written notice setting forth a detailed explanation of the Buyer's good faith determination of the amounts of Total Current Assets and Total Current Liabilities (and each component thereof), Debt and PST Lease Liability and the resulting Net Working Capital, Working Capital Adjustment, Debt Adjustment and PST Lease Liability Adjustment as of the Closing Date, prepared in a manner consistent with the practices and methodologies used in preparing the Annual Balance Sheet. If the Buyer does not deliver the Sellers such notice within said forty-five (45) day period, the Preliminary Closing Statement shall be deemed correct and conclusive, and the Working Capital Adjustment, Debt Adjustment and PST Lease Liability Adjustment shall be determined based upon the Net Working Capital, Debt and PST Lease Liability set forth in the Preliminary Closing Statement. If the Buyer proposes any adjustments to the Net Working Capital, Debt or PST Lease Liability set forth in the Preliminary Closing Statement, the Sellers and the Buyer, within thirty (30) days of the delivery to the Sellers of the Buyer's proposed adjustments, shall attempt to resolve any disagreement. If the Sellers and the Buyer, within thirty (30) days of the delivery by the Buyer of any proposed adjustments, shall fail to resolve all such disagreements, any unresolved disagreements shall be referred immediately to an accounting firm that does not perform substantial services for the Buyer or the Sellers and that is mutually acceptable to the Buyer and the Sellers (the "Accounting Firm") for determination in accordance with this Agreement and any such determination shall be final and binding upon the parties. The Accounting Firm shall render its determination as soon as practicable, and in any event within forty-five (45) days after referral of the disagreements. The fees and expenses of the Accounting Firm in acting pursuant to this Section 2.3.3 shall be paid one-half by the Buyer and one-half by the Sellers, except that if, in the judgment of the Accounting Firm, one party has adopted a position or positions with respect to the Preliminary Closing Statement that is frivolous or clearly without merit, the Accounting Firm may, in its discretion, assign a greater portion of any such fees and expenses to such party, up to and including one hundred percent (100%) of such fees and expenses. The Estimated Working Capital Adjustment, Estimated Debt Adjustment and Estimated PST Lease Liability Adjustment as modified based upon the Net Working Capital, Debt and PST Lease Liability set forth in the Preliminary Closing Statement, and any adjustments to such Net Working Capital, Debt and PST Lease Liability pursuant to any agreement of the parties or any determination by the Accounting Firm in accordance with this Section 2.3.3, shall become the Working Capital Adjustment, Debt Adjustment and PST Lease Liability Adjustment, all of which shall be used to determine the Adjusted Purchase Price.
          2.3.4 If as a consequence of any adjustments made in accordance with Section 2.3, the Estimated Adjusted Purchase Price exceeds the Adjusted Purchase Price, then the Sellers shall pay to the Buyer the amount of such excess within ten (10) days after the determination of the Adjusted Purchase Price. If as a consequence of the adjustments to be made in accordance with Section 2.3, the Adjusted Purchase Price exceeds the Estimated Adjusted Purchase Price, then the Buyer shall pay to the Sellers the amount of any such excess within ten (10) days after the determination of the Adjusted Purchase Price. Any such payment shall be made by wire transfer or certified check, to an account or accounts designated by the recipient of any payment under this Section 2.3.4 in a notice to the party making payment delivered at least three (3) business days prior to the date payment is due pursuant to this Section 2.3.4.
          2.3.5    Access to Books and Records.  The Sellers shall
                   ---------------------------
afford the Buyer and its accountants such access to the books and records of the Companies (as may still be in the possession of the Sellers and other than those already transferred to the Buyer) following the Closing as is reasonably necessary for the review of the Preliminary Closing Statement and the documents related thereto. The Buyer shall afford the Sellers and its accountants such access to the books and records of the Companies in the possession of the Buyer following the Closing as is reasonably necessary for the preparation and review of the Preliminary Closing Statement and documents related thereto.

                                 ARTICLE III

                                   CLOSING
                                   -------

     3.1  Closing.  The Closing of the transaction contemplated in
          -------
this Agreement shall take place at the offices of MI on the fifth business day following the satisfaction or waiver by the relevant party of the last to occur of the conditions in Article VI, or at such other place, date and time as may be agreed upon by the parties. All transactions at the closing of this Agreement and transactions at the closings of the Subsidiary Agreements shall be deemed to have
occurred simultaneously.   Notwithstanding the foregoing or anything
to the contrary in the Subsidiary Agreements, none of the closings contemplated under any of the Subsidiary Agreements shall occur unless and until the Closing under this Agreement shall occur.
     3.2  Deliveries at Closing.  At or prior to the Closing, the
          ---------------------
parties will deliver or cause to be delivered all documents or instruments required to be delivered by them pursuant to this Agreement and the Subsidiary Agreements. At the Closing, the Sellers will deliver to the Buyer the certificates representing all of the Shares, duly endorsed in blank or with appropriate stock powers, or the Sellers shall take such other actions as may be necessary under applicable law to transfer ownership of the Shares to the Buyer, against payment by the Buyer of the Estimated Adjusted Purchase Price as required by this Agreement.

                                 ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     4.1   Representations and Warranties of the Sellers.  The
           ---------------------------------------------
Sellers, jointly and severally, hereby make the representations and warranties set forth in this Article IV to the Buyer, except as set forth to the contrary in or explained on the Disclosure Schedule and except that no representations and warranties (other than those set forth in Section 4.1.7) are made hereunder with respect to the Excluded Assets or Excluded Liabilities (except as specifically set forth in this Section 4.1). Matters disclosed on the Disclosure Schedule concerning a specific representation or warranty shall be deemed disclosed with respect to such representation or warranty only and not for any other specific representation or warranty.
          4.1.1    Existence of the Sellers.  MI is a corporation
                   ------------------------
duly incorporated and validly existing in good standing under the laws of the State of New York. MVI is a corporation duly incorporated and validly existing in good standing under the laws of
the State of Delaware.   MVII is a corporation duly incorporated and
validly existing in good standing under the laws of the State of
Delaware.
          4.1.2    Existence of New MVI and the Veterinary
                   ---------------------------------------
Subsidiaries.  New MVI is a corporation duly incorporated and
------------
validly existing in good standing under the laws of the State of
Delaware.   Each of the Veterinary Subsidiaries is duly organized and
validly existing under the laws of the jurisdiction in which it is organized. Each of New MVI and the Veterinary Subsidiaries has the necessary power and authority to carry on its business as now conducted. Each of New MVI and the Veterinary Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be qualified or licensed would not, individually or in the aggregate, have a material adverse effect on such Company.
          4.1.3    Ownership of New MVI and the Veterinary
                   ---------------------------------------
Subsidiaries; Necessary Property.
--------------------------------
                   (a) The outstanding capital stock of New MVI consists of 300 shares of common stock, no par value, all of which are owned by MVI, free and clear of any pledges, security interests, liens, encumbrances or adverse claims. The ownership (including percentage of ownership) of each of the Veterinary Subsidiaries (including the ownership interest of any third party) is described on Exhibit A hereto. All outstanding shares of common stock of New MVI are duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants, calls, rights or agreements to which New MVI or any of the Veterinary Subsidiaries is a party obligating any of them to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or ownership interests in New MVI or any of the Veterinary Subsidiaries or obligating New MVI or any of the Veterinary Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. The interest of MVII, MVI or New MVI, as the case may be, in any Veterinary Subsidiary as set forth in Exhibit A hereto is owned free and clear of any pledges, security interests, liens, claims, encumbrances or adverse claims. The interest of any Veterinary Subsidiary in any other Veterinary Subsidiary as set forth in Exhibit A hereto is owned by such Veterinary Subsidiary free and clear of any pledges, security interests, liens, claims, encumbrances or adverse claims. The transfer of the nominal or qualifying shares of the Veterinary Subsidiaries not owned by any of the Sellers or any of the Companies to persons designated by the Buyer (i) will be accomplished on or before the Closing and (ii) shall not require any additional payment by the Buyer to any person or result in the creation of any obligation or liability of the Buyer to any person.

                   (b) The Companies or the Sellers own or have the right to use all of the assets, rights, properties and interests necessary to operate the Animal Health Business as it has been conducted by the Companies, and where applicable the Sellers, since July 1, 1995, with such exceptions as would not individually or in the aggregate have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. The Veterinary Subsidiaries and New MVI, among them, own all of the assets that comprise the Animal Health Business and none of the Sellers (except for the equity interests of MVI and MVII in the Veterinary Subsidiaries) nor any other subsidiaries or affiliates of Sellers own any assets of the Animal Health Business or operate the Animal Health Business, except for those (if any) arising out of any transactions with affiliates set forth and described on the Disclosure Schedule which are not material, individually or in the aggregate, to the Animal Health Business or the Companies, taken as a whole, or to any Major Business or Technology. The Designated Transfers shall have no adverse effect, either monetary or otherwise, on the Buyer, New MVI, the Veterinary Subsidiaries or the Animal Health Business. The Veterinary Subsidiaries, the Sellers and New MVI have not developed any products for human use that comprise any of the assets included in the Animal Health Business. Prior to the Closing, the Sellers shall have taken all actions necessary to complete the Reorganization. None of New MVI or the Veterinary Subsidiaries has any assets or liabilities other than those relating to the Animal Health Business.
                   (c)  Following the consummation of the
transactions contemplated in this Agreement and the Subsidiary Agreements, the Buyer will own or have the right to use all of the assets, rights, properties and interests necessary to operate the Animal Health Business as it was conducted on March 31, 1997.
          4.1.4    Authority and Validity.  Each Seller has the
                   ----------------------
necessary power and authority to enter into this Agreement and the Subsidiary Agreements, to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and each of the Subsidiary Agreements has been authorized by all necessary corporate action by the Sellers or their affiliates, as the case may be. This Agreement has been duly and validly executed and delivered by the Sellers (and following the signing each of the Subsidiary Agreements will be duly and validly executed and delivered by the Sellers) and constitutes (or in the case of a Subsidiary Agreement will constitute) the binding obligation of the Sellers (and their affiliates, as appropriate) enforceable against each of them in accordance with its (and their) terms, except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies and those providing for equitable defenses.
          4.1.5    No Violations.  The execution and delivery of this
                   -------------
Agreement by the Sellers do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Sellers will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any right or obligation (whether direct, indirect or contingent) or to the loss of a material benefit under, or result in the creation of any lien, security interest, or encumbrance upon any of the properties or assets of any of the Companies under: (i) any provision of the charter or organizational documents of MVII, New MVI, the Sellers, or any of the Companies, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to any of the Companies, (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Companies or any of their respective properties or assets, or (iv) any contract (other than those described in clause (ii) above) to which any of the Companies is a party or to which its assets are subject, other than, in the case of clauses (ii), (iii) and (iv), any such violations, defaults, rights, liens, security interests, terminations or encumbrances that would not, individually or in the aggregate, have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology and would not impair the ability of the Sellers to perform their obligations hereunder or prevent the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement (or, as applicable, the Subsidiary Agreements).
          4.1.6    Consents and Approvals.  No filing or registration
                   ----------------------
with, or authorization, consent or approval of, any Governmental Authority or any other person or entity is required by the Sellers or the Companies to permit the execution and delivery by the Sellers of this Agreement or the consummation by the Sellers of the transactions contemplated by this Agreement, except: (i) such filings or other actions as may be necessary to comply with the HSR Act, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which any of the Companies is organized, conducts any business or owns any property or assets (as set forth on the Disclosure Schedule), and (iii) such other consents, orders, authorizations, registrations, declarations and filings the absence of which, individually or in the aggregate, would not have a material adverse effect on the Animal Health Business or the Companies, as a whole, or on any Major Business or Technology.
          4.1.7    Financial Statements.  The Financial Statements
                   --------------------
fairly present the combined financial condition of the Companies as of their respective dates and the combined results of their operations and cash flows for the periods indicated therein, in accordance with GAAP applied on a basis consistent throughout the periods presented. Since the date of the Annual Financial Statements, there have been no changes in the financial condition or the assets or liabilities of the Companies taken as a whole as set forth in the Annual Financial Statements, except for changes in the ordinary course of business that, individually or in the aggregate, have not been materially adverse to the Companies, taken as a whole. The financial templates previously delivered to the Buyer and attached hereto as Schedule 4.1.7(i) were true and correct in all material respects on and as of their respective dates. Set forth on
Schedule 4.1.7(ii) is a true and correct description of the financial terms of the PST Lease Liability.
          4.1.8    No Undisclosed Liabilities.  Other than as
                   --------------------------
disclosed on the Annual Financial Statements, the Companies did not, as of the date of the Annual Financial Statements, have any direct or contingent material liabilities, known or unknown, whether accrued or not. Other than as accrued on the combined balance sheet for the Companies on and as of March 31, 1997 (a copy of which has been provided to the Buyer), the Companies did not, as of that date, have any direct or contingent material liabilities, known or unknown, whether accrued or not. Since March 31, 1997, there are no liabilities of a nature that would not be required to be reflected on a regularly prepared balance sheet for the Companies on a consolidated basis that are material to the Animal Health Business or the Companies, taken as a whole, or to any Major Business or Technology. Since June 30, 1996, the Companies have incurred no material liabilities other than in the ordinary course of business.
          4.1.9    Absence of Certain Changes or Events.  Since the
                   ------------------------------------
date of the Annual Balance Sheet, and except for any damages, liabilities, agreements, liens, indebtedness, transactions or other events of any kind that would not, individually or in the aggregate, have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology, and except for the Reorganization, the Excluded Assets Reorganization or the Excluded Liabilities Reorganization, (i) none of the Companies has incurred any liability or obligation (indirect, direct or contingent), or entered into or modified any agreement or other transaction; (ii) none of the Companies has sustained any loss, destruction or interference with its business or properties from fire, flood, windstorm, accident or other calamity or casualty (whether or not covered by insurance); (iii) there has been no change in the indebtedness of any of the Companies; (iv) none of the assets of the Companies has been subjected to any liens; (v) none of the Companies has made any change in any method of accounting or accounting practice; (vi) none of the Companies has sold, transferred, leased, subleased, licensed or otherwise disposed of, to any third party, any properties or assets; (vii) none of the Companies (x) has entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any employee, (y) has increased benefits payable under existing severance or termination pay policies or employment agreements, or (z) has increased compensation, bonus or other benefits payable to employees, other than "stay" bonuses or any other bonuses or payments deemed reasonably necessary by the Sellers in connection with the transactions contemplated herein (all of which such bonuses and payments are set forth on Schedule 4.1.9(vii));
(viii) except for expenditures in accordance with a previously approved capital plan, none of the Companies has made any capital expenditures, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment, other than those that are not in excess of $100,000 individually or $500,000 in the aggregate; (ix) none of the Companies has agreed, whether in writing or otherwise, to do any of the foregoing, except as expressly contemplated by this Agreement; (x) none of the Companies has suffered any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union, works council or representative thereof to organize any employees, or any lockouts, strikes, slowdowns, picketing, work stoppages or threats thereof by or with respect to such employees; (xi) none of the Companies has sold, assigned or otherwise disposed of or paid a dividend of any of its material assets except to replace the same with assets of substantially equivalent type and value; and (xii) none of the Companies has transferred, granted or knowingly terminated any rights under any licenses, patents, trademarks, trade names, service marks or copyrights. Since the date of the Annual Balance Sheet, to Sellers' Knowledge, no supplier, agent, vendor, customer, licensee or licensor has threatened to withdraw from any contract or arrangement with the Companies, except for any such contracts or arrangements which, individually or in the aggregate, would not be material to the Animal Health Business or the Companies, taken as a whole, or to any Major Business or Technology. Since the date of the Annual Balance Sheet, to Sellers' Knowledge, no entity for which the Companies act as a distributor or supplier has threatened to withdraw from, or materially change, any agreement with the Companies, except for any such contracts or arrangements which, individually or in the aggregate, would not be material to the Animal Health Business or the Companies, taken as a whole, or to any Major Business or Technology.
          4.1.10   Accounts Receivable.  All accounts receivable of
                   -------------------
the Companies reflected on the aging of accounts receivable included in the Disclosure Schedule and all accounts receivable of the Companies recorded on the books of the Companies since the date of such aging arose out of bona fide transactions in the ordinary course of business of the Companies.
          4.1.11   Inventories.  The inventories of the Companies
                   -----------
shown on the Annual Balance Sheet or thereafter acquired are all items of a quality usable or saleable in the ordinary course of business within a reasonable period of time (taking into account any expiration dates), and (with respect to those products named on
Schedule 4.1.11) in quantities sufficient to conduct the Animal Health Business in the ordinary course of business, except for inventory items which are obsolete, expired, deteriorated or otherwise not usable or saleable in the ordinary course of business and which are in a small enough quantity that, individually or in the aggregate, they would not have a material adverse effect on the ability of the Companies, taken as a whole, or any Major Business to conduct operations in the ordinary course of business.
          4.1.12   Compliance With Laws.  Except to the extent that
                   --------------------
there would not be a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology (i) the Companies are conducting, and have during the period of three (3) years immediately prior to the date hereof conducted, their business in compliance with their organizational or charter documents, (ii) none of the Companies is, or has been during a period of three (3) years prior to the date hereof, in violation of (and there exists no event that, with notice or the passage of time or both, would constitute a violation of) any applicable laws or regulations, and (iii) none of the Companies is in violation of any outstanding judgment, order, writ, injunction or decree of any Governmental Authority; provided, however, that this Section 4.1.12 does not cover any Environmental Requirements. None of the Specified Officers has received written notice of any violation of any laws or regulations, including, but not limited to, laws and regulations comprising United States foreign trade controls, United States anti-boycott laws and regulations, laws relating to pricing controls or pricing practices, competition laws and regulations of the European Union or any member state thereof or the Foreign Corrupt Practices Act (the "FCPA"), nor do the Specified Officers have knowledge of any information, fact or data which constitutes such violation. To the Sellers' Knowledge, none of the Companies nor any officer, director, employee or agent of any of the Companies acting on behalf of the Companies has made, directly or indirectly, any payment or promise to pay, or gift or promise to give, or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (i) any foreign official (as such term is defined in the FCPA) for the purpose of influencing any official act or decision of such official or inducing him to use his influence to affect any act or decision of a Governmental Authority or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use its influence to affect any act or decision of a foreign government or agency or subdivision thereof in the case of both (i) and (ii) in order to assist any of the Companies to obtain or retain business or direct business to any of the Companies, under circumstances which would subject any of the Companies or their respective affiliates, officers or directors to liability under the FCPA.
          4.1.13   Licenses and Permits.  Except for any Permits
                   --------------------
relating to Environmental Requirements as covered by Section 4.1.14 below, in the aggregate, each Company holds (or upon completion of the Reorganization will hold) all permits, licenses, authorizations, certificates, exemptions and approvals of or from Governmental Authorities that are necessary for the conduct of the Animal Health Business as it is currently being conducted by the Companies, except for such permits, licenses, authorizations, certificates, exemptions or approvals the failure of which to obtain would not have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology ("Permits"). To Sellers' Knowledge, none of the Companies is in material violation of or material default under any Permit used by the Companies in their business as presently conducted and, to Sellers' Knowledge, no such Permit will be revoked, terminated prior to its normal expiration date or not renewed. No consent of any Governmental Authority is required in connection with the transfer of any Permit as and if reasonably required in connection with the transactions contemplated hereunder.
          4.1.14   Environmental Matters.  The properties, assets and
                   ---------------------
operations of the Companies and the Animal Health Business are on the date hereof, will be on the Closing Date and have been during the five (5) year period immediately prior to the date hereof, in compliance with all applicable Environmental Requirements, except for any such non-compliance that, individually or in the aggregate, would not have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. In the five (5) years immediately prior to the date hereof, no spill, release, threatened release or discharge of Hazardous Substances into the Environment, which is required by applicable Environmental Requirements to be reported, has occurred at any of the Companies' facilities to be transferred to the Buyer pursuant to the transactions contemplated hereby that would have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology or, to the Sellers' Knowledge, on any real property adjacent thereto or on any properties, sites or facilities for which the Companies have responsibility, by contract or otherwise, for compliance with Environmental Requirements, and there has been no corrective action, remediation or clean up required as a consequence of any such spill, release, threatened release or discharge. All corrective action, remediation or other clean up activities undertaken by the Companies, if any, have been performed or are being performed in accordance with applicable Environmental Requirements in all material respects. Each of the Companies has performed in all material respects any and all recordkeeping and reporting requirements required by applicable Environmental Requirements, and all such reports and records are complete and correct in all material respects and have been retained by the Companies for the length of time required by any applicable Environmental Requirements setting forth document retention requirements. None of the facilities of the Companies to be transferred pursuant to this Agreement, or, to Sellers' Knowledge, any property adjacent thereto, or any sites used for the disposal of wastes generated by the Companies, or any properties, sites or facilities for which the Companies have responsibility, by contract or otherwise, for compliance with Environmental Requirements, or, to Sellers' Knowledge, any sites, properties or facilities which produce, formulate or manufacture products or materials on behalf of any of the Companies, have been designated as a "Superfund Site" or are otherwise the subject of an order of removal or remedial action pursuant to the provisions of applicable Environmental Requirements, and there are no conditions or circumstances affecting the facilities of the Companies to be transferred pursuant to this Agreement, or, to Sellers' Knowledge, any property adjacent thereto, or any properties, sites or facilities for which the Companies have responsibility, by contract or otherwise, for compliance with Environmental Requirements, or, to Sellers' Knowledge, any sites, properties or facilities which produce, formulate or manufacture products or materials on behalf of the Companies, which might reasonably cause them to be designated as a "Superfund Site" or render them subject to any such order of removal or remedial action. None of the Specified Officers know of any claim of liability or remedial action, or potential liability or remedial action, under any Environmental Requirements that would, individually or in the aggregate, have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology, nor do the Specified Officers know of any reasonable basis for the assertion of any such claim. All Permits required by applicable Environmental Requirements and necessary for the operation of the Companies' businesses as they are currently being conducted or the use of a material portion of the Companies' assets have been obtained or have been applied for, and if already obtained are in effect on the date hereof in accordance with their terms except for those which, if not obtained or not in effect, would not, individually or in the aggregate, have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. The Companies are in material compliance with the terms of such Permits, no action or investigation has been taken, commenced or, to the Sellers' Knowledge, threatened by any Governmental Authority or any other persons to revoke or modify such Permits or applications or to enforce the terms of or take action for violation of such Permits, and the Specified Officers do not know of any reasonable basis for any such action or investigation. None of the Specified Officers possesses any evidence that any Permits applied for will not be granted or that Permits or Permit renewals which have been applied for but have not yet been granted or renewed will, when issued or as a condition of issuance, require material capital expenditures or materially interrupt the operations of the Companies in order to bring any subject facility or apparatus into material compliance with Environmental Requirements.
          4.1.15   Tax Matters.  With respect to Taxes and Tax
                   -----------
Returns: (i) each of the Companies has filed all federal and all state, local and foreign Tax Returns required to have been filed on or prior to the date hereof or appropriate extensions therefor have been properly obtained, and all such Tax Returns are true, correct and complete; (ii) all Taxes shown to be due on such Tax Returns have been collected, withheld and/or timely paid (as appropriate) to the appropriate taxing authority or extensions for payment have been duly obtained, or such Taxes are being timely and properly contested;
(iii) none of the Companies has waived or extended by agreement any statute of limitations for any taxable period in respect of its Tax Returns or Taxes; (iv) no such Tax Returns are the subject of a pending audit by the applicable taxing authority and no notice of the commencement of any such audit has been received, and there are no disputes with, and no notice (including notices of deficiency or proposed assessments) of the commencement of any such dispute has been received from, any taxing authority which are the subject of any litigation, administrative proceeding or other formal dispute; (v) all claims or deficiencies asserted or assessments made as a result of any audit of such Tax Returns by any taxing authority have been paid in full or adequately provided for on the Annual Balance Sheet, or subsequent regularly prepared balance sheets of the Companies, or are being timely contested as indicated on the Disclosure Schedule, and there is no reasonable basis for the assertion of any such deficiencies, claims or assessments; (vi) there are no liens for Taxes upon any of the assets of the Companies, except for statutory liens for current Taxes not yet due; (vii) there is no election or consent to have Code Section 341(f)(2) apply to any disposition of "subsection (f) asset" (as such term is defined in Code Section 341(f)(4)) owned by any of the Companies; (viii) no Company is a party to or otherwise subject to any agreement or arrangement entered into in anticipation of the Closing (considered individually or in the aggregate), not in accordance with past practice and not required by this Agreement, that would have a material adverse tax consequence to the Buyer, its affiliates or the Companies, (ix) no Company has made an election or is required to treat any material assets of the Companies as owned by another person for federal, state, local or foreign income tax purposes, and (x) there is no private letter ruling related to Taxes issued to the Sellers by, or any closing agreement executed with, any taxing or other Governmental Authority that will be binding upon any of the Companies or the Buyer after the Closing.
          4.1.16   Orders or Judgments.  There are no outstanding
                   -------------------
orders, judgments, injunctions, awards or decrees of any Governmental Authority in effect, pending or, to the Sellers' Knowledge, threatened against any of the Companies or any of their properties, assets or the Animal Health Business that would, individually or in the aggregate, have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. There are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending against or, to the Sellers' Knowledge, threatened against or affecting, any of the Companies or any of their properties, assets or the Animal Health Business that would, individually or in the aggregate, have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. There are no actions, suits or claims or legal, administrative or arbitration proceedings pending against or, to the Sellers' Knowledge, threatened against the Sellers or any of the Companies (i) seeking to enjoin or prevent the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or any of the Subsidiary Agreements or the consummation of the transactions contemplated herein or therein are illegal or (ii) which would, individually or in the aggregate, result in the revocation or termination of any of the Permits and would thereby have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. The Disclosure Schedule sets forth all actions, suits, investigations, claims or proceedings pending or, to Sellers' Knowledge, threatened that might reasonably result in payment or settlement by any of the Companies in an amount in excess of $100,000 or might otherwise result in a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology.
          4.1.17   Labor Matters.  None of the Companies has any
                   -------------
labor contracts, collective bargaining agreements, work council agreements or material employment or material consulting agreements with any persons employed by or otherwise performing services primarily for any of the Companies (collectively, the "Business Personnel") or any representative of any Business Personnel. None of the Companies has engaged during the five (5) years prior to the date hereof in any unfair labor practice with respect to Business Personnel, and there is no unfair labor practice complaint pending against any of the Companies with respect to Business Personnel.
None of the Business Personnel are members of any labor union or subject to any labor contracts or collective bargaining agreements, except as disclosed on the Disclosure Schedule. There is no labor strike, dispute, slowdown or stoppage pending against or, to the Sellers' Knowledge, threatened against or affecting, any of the Companies that would have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology, and none of the Companies has experienced any work stoppage or other material labor difficulty involving its Business Personnel during the five (5) years prior to the date hereof that has had or would have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. The Companies are in compliance with the requirements of the labor and employment laws, rules and regulations of any applicable jurisdiction, except such noncompliance as would not have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. The Companies and MVI have been exempt from, or have complied with, all applicable provisions of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101 - 2109, as amended, and the regulations thereunder, and any comparable state or foreign legal requirements, in connection with all reductions in work force in connection with the Animal Health Business.
          4.1.18   Contracts.  The Disclosure Schedule lists the
                   ---------
parties, the products involved and the approximate net sales for Fiscal Year 1996 with respect to all material contracts of the Companies. For purposes of this Agreement, the phrase "material contracts of the Companies" or any substantially similar phrase shall mean, other than purchase orders or contracts calling for performance within 60 days or permitting termination on notice of 60 days or less, (i) each contract that involves the acquisition by any of the Companies of finished products for resale, or the acquisition by any of the Companies of significant actives or product components which any of the Companies uses to produce or incorporates into finished products, if the combined net sales of such products by the Companies in Fiscal Year 1996 exceeded $500,000, (ii) any agreement made by any of the Companies or any Seller or affiliate thereof (except for distribution and licensing agreements or arrangements entered into the ordinary course of business) that prevents the Companies from engaging in their respective normal business in any geographic location or any product or business area, and (iii) any other contracts of the Companies which, if terminated, would have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. All of the material contracts of the Companies are the valid and binding obligations of the appropriate Company or Companies and to Sellers' Knowledge, each other party thereto. None of the Companies nor, to the Sellers' Knowledge, any other party thereto, is in breach of or default under any of the material contracts of the Companies. None of the Specified Officers has knowledge that any of the material contracts of the Companies will be rescinded, terminated prior to its expiration date or not renewed. Except for the Restricted Contracts, all material contracts are assignable or will otherwise be transferred to the Buyer without any consent or other action by any other party to such contracts, and upon consummation of the transactions contemplated by this Agreement all material contracts of the Companies which are not Restricted Contracts will be transferred to the Buyer without payment or penalty as a consequence of such transfer. None of the Companies is a party to or has any obligation under any agreement, written or oral, which contains any covenants currently or prospectively limiting the freedom of any of the Companies to engage in any line of business or to compete with any entity, except for any such agreements that relate to products licensed by or distributed by or on behalf of any of the Companies. The Disclosure Schedule contains a list of all Restricted Contracts that are material to the Companies. With respect to those contracts of the Companies relative to the Animal Health Business that are not material contracts, none of such contracts contains provisions which, individually or in the aggregate, would have a material adverse effect on the Animal Health Business.
          4.1.19   Customers.  For the ten countries that had the
                   ---------
highest combined net sales of all products of the Companies in Fiscal Years 1995 and 1996, the Disclosure Schedule lists (i) the customers that purchased from the Company the five highest amounts of combined net sales of products of the Companies in each such country in such fiscal years; and (ii) any written contract that any of the Companies has with such listed customer. None of the Companies nor, to the Sellers' Knowledge, any other party thereto, is in breach of or default under any such written contract, except for such breaches and defaults which would not, individually or in the aggregate, have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. None of the Specified Officers has received notice from any other party to any such written contract that any such agreement will be rescinded, terminated or not renewed, except for any such rescission, termination or non-renewal which would not, individually or in the aggregate, have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology.
          4.1.20   Employee Benefits.
                   -----------------
                   (a) The Disclosure Schedule contains accurate descriptions of each Plan (as hereinafter defined) established, sponsored or maintained by any of the United States Companies, their affiliates or any of their ERISA Affiliates (as hereinafter defined) as of the date of this Agreement or to which any of the Companies, their affiliates or their ERISA Affiliates has contributed or may otherwise have liability.
                        (i)     True and correct copies of each
       written Plan (including any trust agreement) and all amendments thereto that are currently in effect, the most recent actuarial or similar reports, if any, any required form 5500, Internal Revenue Service ("IRS") Determination Letter with respect thereto, if any, and any significant communication to or from the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC"), or any other Governmental Authority relating thereto have been provided or made available to the Buyer.
                        (ii)    Each Plan complies in all material
       respects with ERISA and the Code (if applicable) and all other applicable laws and administrative or governmental rules and regulations.
                        (iii)   No "reportable event" (within the
       meaning of Section 4043 of ERISA) has occurred with respect to any defined benefit pension Plan of the United States Companies, their affiliates or their ERISA Affiliates for which the 30 day notice requirement has not been waived, and if properly waived, such "reportable event" has been adequately reported in the annual report made by the Plan (other than with respect to the transactions contemplated by this Agreement), and no condition exists which would subject any of the United States Companies, their affiliates or any of their ERISA Affiliates to any fine under Section 4071 of ERISA.
                        (iv)    None of the United States Companies,
       their affiliates nor any of their ERISA Affiliates, has withdrawn from any Multiemployer Plan (as hereinafter defined) or has taken, or is currently considering taking, any action to do so.
                        (v)     No action has been taken, or is
       currently being considered by the United States Companies, their affiliates nor any of their ERISA Affiliates to terminate any Plan subject to Title IV of ERISA.
                        (vi)    No pension Plan of the United States
       Companies, their affiliates or any of their ERISA Affiliates nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.
                        (vii)   There are no actions, suits, audits,
       investigations, claims or other similar proceedings pending, or, to the Sellers' Knowledge, threatened (other than routine claims for benefits) with respect to any Plan, or the assets of any trust under any such Plan, or the sponsor, administrator or any fiduciary of any such Plan which would, individually or in the aggregate, have a material adverse effect on the Companies or become the liability of the Buyer or the Companies or their affiliates upon the consummation of the transactions contemplated herein.
                        (viii)  There are no liabilities or
       obligations with respect to any of the Plans for which the Buyer, the Companies or their affiliates may be liable that have not been disclosed on the Disclosure Schedule or appropriately reflected on the Annual Balance Sheet, or (for amounts accruing subsequent to June 30, 1996) any subsequent regularly prepared balance sheet, including liabilities for benefits that may accrue through the date of Closing.
                        (ix)    There are no increases in credited
       service, enhancements or increase in severance or similar arrangements as a result of the transactions contemplated herein or otherwise with respect to any employees or other persons.
                        (x)     None of the United States Companies,
       their affiliates nor any of the ERISA Affiliates has incurred or, to the Sellers' Knowledge, would reasonably be expected to incur, individually or in the aggregate, any material liability under or pursuant to Title IV of ERISA.

                        (xi)    No prohibited transactions described
       in Section 406 of ERISA or Section 4975 of the Code have occurred which would, individually or in the aggregate, result in material liability to the Companies.
                        (xii)   All Plans of the United States
       Companies, their affiliates or their ERISA Affiliates that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the IRS and, to the Sellers' Knowledge, no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification and no merger or consolidation of any plan or transfer of plan assets into such Plan has adversely impacted such qualification. To the Sellers' Knowledge, there is no reason why any such Plan is not so qualified in operation.
                        (xiii)  None of the United States Companies,
       their affiliates or their ERISA Affiliates is a party to or has participated in, contributed to or been required to contribute to a Multiemployer Plan.
                        (xiv)   The United States Companies have
       complied in all material respects with the health care continuation requirements of Part 6, Subtitle B of Title I of ERISA and Code Section 4980B.
                        (xv) Except as provided in this Agreement, the execution of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Buyer (other than with respect to any existing benefit plans of the Buyer) or any of the United States Companies (or for which any of the United States Companies would have liability) or their affiliates pursuant to any Plan, or in respect of any current or former employee or other person.
                   (b) The Disclosure Schedule contains accurate descriptions of each Non-ERISA Plan (as hereinafter defined) established, sponsored or maintained by any of the United States Companies or their affiliates as of the date of this Agreement or to which any of the Companies, their affiliates or their ERISA Affiliates has contributed or may otherwise have liability.
                        (i)     True and correct copies of each
       written Non-ERISA Plan (including any trust agreement) and all amendments thereto that are currently in effect, the most recent actuarial or similar reports, if any, any annual filing required by applicable law, and any significant communication to or from any Governmental Authority relating thereto have been provided or made available to the Buyer.
                        (ii)    Each Non-ERISA Plan complies in all
       material respects with all applicable laws and administrative or governmental rules and regulations.
                        (iii)   There are no actions, suits, audits,
       investigations, claims or other similar proceedings pending, or, to the Sellers' Knowledge, threatened (other than routine claims for benefits) with respect to any Non-ERISA Plan, or the assets of any trust under any such Non-ERISA Plan, or the sponsor, administrator or any fiduciary of any such Non-ERISA Plan which would, individually or in the aggregate, have a material adverse effect on the Companies or become the liability of the Buyer or the Companies or their affiliates upon the consummation of the transactions contemplated herein.
                        (iv)    There are no liabilities or
       obligations with respect to any of the Non-ERISA Plans for which the Buyer, the Companies or their affiliates may be liable that have not been disclosed on the Disclosure Schedule or appropriately reflected on the Annual Balance Sheet, or (for amounts accruing subsequent to June 30, 1996) any subsequent regularly prepared balance sheet, including liabilities for benefits that may accrue through the date of Closing.
                        (v)     There are no increases in credited
       service, enhancements or increase in severance or similar arrangements as a result of the transactions contemplated herein, or otherwise with respect to any employees or other persons.
                        (vi) Except as provided in this Agreement, the execution of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Buyer (other than with respect to any existing benefit plans of the Buyer) or any of the United States Companies (or for which any of the United States Companies would have liability) or their affiliates pursuant to any Non-ERISA Plan, or in respect of any current or former employee or other person.
                   (c) The Disclosure Schedule contains accurate descriptions of each International Plan (as hereinafter defined) established, sponsored or maintained (including all International Plans required by any Governmental Authority) by any of the Companies or their affiliates as of the date of this Agreement or to which any of the Companies or their affiliates has contributed or may otherwise have liability.
                        (i)     True and correct copies of each
        written International Plan (including any trust agreement) and all amendments thereto (to the extent documentation exists) that are currently in effect, the most recent actuarial or similar reports, if any, any required annual report, and any significant communication to or from any Governmental Authority relating thereto have been provided or made available to the Buyer.
                        (ii)    Each International Plan complies in
        all material respects with all applicable laws and administrative or governmental rules and regulations.
                        (iii)   There are no actions, suits, audits,
        investigations, claims or other similar proceedings pending, or, to the Sellers' Knowledge, threatened (other than routine claims for benefits) with respect to any International Plan, or the assets of any trust under any such International Plan, or the sponsor, administrator or any fiduciary of any such International Plan which would, individually or in the aggregate, have a material adverse effect on the Companies or become the liability of the Buyer or the Companies or their affiliates upon the consummation of the transactions contemplated herein.
                        (iv)    There are no liabilities or
       obligations with respect to any of the International Plans for which the Buyer, the Companies or their affiliates may be liable that have not been disclosed on the Disclosure Schedule or appropriately reflected on the Annual Balance Sheet, or (for amounts accruing subsequent to June 30, 1996) any subsequent regularly prepared balance sheet including liabilities for benefits that may accrue through the date of Closing.
                        (v)     There are no increases in credited
       service, enhancements or increase in severance or similar arrangements as a result of the transactions contemplated herein, or otherwise with respect to any employees or other persons.
                        (vi)    None of the Companies nor their
       affiliates has incurred or, to the Sellers' Knowledge, would reasonably be expected to incur, individually or in the aggregate, any material liability under or pursuant to any applicable laws similar to Title IV of ERISA.
                        (vii)   No prohibited transactions described
       in any applicable laws similar to Section 406 of ERISA or
       Section 4975 of the Code have occurred which would, individually or in the aggregate, result in material liability to the Companies.
                        (viii) Except as provided in this Agreement, the execution of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Buyer (other than with respect to any existing benefit plans of the Buyer) or any of the Companies (or for which any of the Companies would have liability) or their affiliates pursuant to any International Plan, or in respect of any current or former employee or other person.
                        (ix)    No International Plan offering any
       retiree medical or other post-retirement benefit (other than pension) has been established for the benefit of current or former employees and other service providers of the Companies (or any predecessor) and their dependents other than for 3 employees in Canada, 7 employees in the United Kingdom and 11 employees in Argentina.
                        (x)     From and after the Closing Date, the
       Buyer, New MVI and the Veterinary Subsidiaries will get the full benefit of any funds available under any International Plan to pay benefits or segregated in respect of benefits accrued under any such plan together with any accruals or reserves with respect to benefits accrued under any such plan.
                   (d) The following representations are specific to the plan or plans referred to in the representation:
                        (i)     The Sellers have purchased or caused
      to be purchased (and shall continue to maintain through the Closing Date) life insurance policies, the proceeds of which are sufficient to pay all benefits pursuant to the
      Mallinckrodt Inc. Executive Life Insurance Plan or any similar plan, relating to employees of the Companies.
                        (ii)    Employees of the Companies may not
       carry over or accrue any sick days or vacation days and no employee of the Companies is entitled to payment for any sick days or vacation days other than for vacation days accrued but unused during the year of termination of employment or for a maximum of 5 vacation days accrued but unused during the year that are sold pursuant to certain cafeteria plans.
                        (iii)   The Mallinckrodt Veterinary Inc.
       Retirement Plan has been merged with and into the Mallinckrodt Inc. Retirement Plan (and IRS approval of the merger was obtained) and was determined by the IRS to be a qualified plan under Code Section 401(a) prior to such merger, and all participants in such Plan to the extent still employed or still eligible to participate are now participants in the Mallinckrodt Inc. Retirement Plan and credited with all prior years of service.
                        (iv)    The Retiree Medical Plan for Hourly
       Employees covers only current and former employees of Coopers Animal Health, Inc.
                         (v)     All severance payments and benefits
       resulting from the June, 1993 restructuring of Mallinckrodt Animal Health and the December, 1995 administrative restructuring of Mallinckrodt Inc. (relating to the Companies), except and to the extent that such liabilities are reflected on the Annual Balance Sheet, shall be the sole liability of the Sellers.
                   (e) The Disclosure Schedule contains accurate descriptions (and, in the case of any agreement or arrangement that is not in writing, a description of severance benefits afforded and past practices) of every severance or similar agreement, policy or arrangement, worldwide pursuant to which there may be any liability to Buyer, New MVI or the Veterinary Subsidiaries, relating to employees or other service providers of the Companies (including any required by any Governmental Authority), and true and correct copies of the same (if in writing) have been provided to the Buyer.
                   (f)  The following definitions shall apply to this
Agreement:
                        (i)     "Plan" means a "pension plan" (as
       described in Section 3(2) of ERISA, other than a Multiemployer
       Plan) or a "welfare plan" (as described in Section 3(1) of ERISA) established, sponsored or maintained by any of the United States Companies, their affiliates or any of their ERISA Affiliates or to which any of the United States Companies or any of their ERISA Affiliates has contributed or otherwise may have any liability.
                        (ii)    "Non-ERISA Plan" means any plan or
       arrangement, whether funded or unfunded, in writing or not, other than the Plans, including but not limited to any bonus, savings, welfare, incentive compensation, options, stock appreciation right, or restricted stock plan, supplemental executive retirement or benefit plan, or insurance plan established, sponsored or maintained by any of the United States Companies, their affiliates or any of their ERISA Affiliates or to which any of the United States Companies, their affiliates or any of their ERISA Affiliates has contributed or otherwise may have any liability.
                        (iii)   "Multiemployer Plan" means a
       "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any of the United States Companies, their affiliates or any of their ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.
                        (iv)    With respect to any person, "ERISA
       Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to
       Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.
                        (v)     "International Plan" means any plan
       or arrangement, whether funded or unfunded, in writing or not, other than the Plans and Non-ERISA Plans, including but not limited to any bonus, retirement, savings, welfare, incentive compensation, options, stock appreciation right or restricted stock plan, supplemental executive retirement or benefit plan, insurance plan, retiree medical or other post-retirement benefit plan established, sponsored or maintained (including those required by any Governmental Authority) by any of the Companies or their affiliates, anywhere in the world, or to which any of the Companies or their affiliates has contributed or otherwise may have liability.
                   (g) The Disclosure Schedule sets forth a list of, and the Buyer has been provided with copies of, all currently existing agreements and arrangements with commission agents and any other similar independent contractors of any of the
Companies ("Commission Agents"), and no agreement or
arrangement of any of the Companies with any Commission Agent shall result in the Buyer, New MVI or any of the Veterinary Subsidiaries having any obligation or liability relating to employee benefits or severance (whether as described in
Article X herein or otherwise) other than any benefits or
severance set forth in such agreement or any benefit or amounts payable pursuant to applicable law or regulation. The Disclosure Schedule sets forth the period of time for which each Commission Agent has acted as a Commission Agent for any Company and the volume of sales generated by such Commission Agent in Fiscal Year 1996.
                   (h) The Disclosure Schedule sets forth a list of, and the Buyer has been provided with or given access to a copy of all employment agreements relative to the Animal Health Business to which any of the Companies is a party or pursuant to which any of the Companies has any outstanding liability or obligation.
                   (i) Neither the Buyer, New MVI or the Veterinary Subsidiaries nor any of their affiliates shall have any liability under any Plan, Non-ERISA Plan or International Plan as a direct result of any significant inaccuracy in any information with respect to any employee of the Companies provided by the Sellers to the Buyer.
          4.1.21   Intellectual Property.  The Disclosure Schedule
                   ---------------------
lists all patents, patent applications, trademark and service mark applications and registrations therefor, service marks and copyrights owned by the Companies and/or used in the Animal Health Business.
The Companies own or have the right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, logos, package designs, trade dress slogans, inventions, formulae, know-how, technology, compositions of matter, methods or processes currently used in the Animal Health Business and whether listed on the Disclosure Schedule or not (collectively the "Intellectual Property"). All Intellectual Property owned by the Companies is owned free and clear of all security interests, liens, claims, pledges, charges, third party rights or encumbrances, except (i) for any license rights granted to third parties, and (ii) for any such security interests, liens, claims, pledges, charges, third party rights or encumbrances which would not, individually or in the aggregate, have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. The Disclosure Schedule contains a list of each license agreement (with any of the Companies as licensor or licensee) covering any Intellectual Property used or owned by the Companies in the conduct of the Animal Health Business which (i) involved the payment or receipt by the Companies of more than $200,000 of license fees or royalties in Fiscal Year 1996, or (ii) which is material to the Animal Health Business or the Companies, taken as a whole, or to any Major Business or Technology; all of such license agreements are in full force and effect, and there exists no default by any of the Companies or, to the Sellers' Knowledge, any other party thereto, under such license agreements, which default would, individually or in the aggregate, have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. To Sellers' Knowledge, none of the products manufactured, sold or used in or under development by the Animal Health Business infringes upon, or otherwise violates, the rights (patent, trade secret or otherwise) of any person. To the Sellers' Knowledge, no third party is infringing upon the rights of the Companies in the Intellectual Property and there are no significant patent applications pending with respect to which the underlying patent will not be issued. To Sellers' Knowledge, there are no threats of infringement or offers for license in response to any threat of infringement concerning any third party patents. No party other than the Companies owns any rights to the following trade names or any substantially equivalent variation thereof as used in the Animal Health Business: "Coopers Animal Health", "Coopers", "Pitman-Moore" and "Pitman-Moore Animal Health"; provided that, it is understood that, in a variety of jurisdictions and for good business reasons, the Companies have not taken steps to protect the use of one or more of such trade names and that, in some jurisdictions, the use of one or more of the aforementioned trade names has been abandoned by the Companies. Syntro Corporation and Syntro Vet Incorporated (collectively "Syntro") have transferred to Hoechst-Roussel Agri-Vet Company and its affiliates (collectively "Hoechst") all of the information and materials listed and described in that certain letter dated February 7, 1996 from J. Donald Todd of Syntro Corporation to Chris Ragland of Hoechst. Hoechst has expressed no dissatisfaction with the scope, composition or completeness of the information and materials transferred and there is no dispute currently ongoing between Hoechst and Syntro with respect thereto. Hoechst has requested no information or materials outside the scope of the information and materials provided to sublicensee(s) designated by Hoechst for completing "the then current Research Plan" as provided in Article 10.3(4) of the agreements listed below ("Syntro Agreements"); neither has Hoechst expressed to Syntro an opinion that it is entitled to any rights, information or materials other than that reasonably required to enable the sublicensee(s) of Hoechst to complete "the then current Research Plan". In reliance upon the foregoing and the terms and provisions of the Syntro Agreements, (i) except with respect to non-exclusive licenses to use technology granted in the Syntro Agreements, Hoechst has no rights of any kind with respect to current research being conducted by Syntro or to any of the products currently projected to be derived therefrom, (ii) Syntro has satisfied whatever obligations it had to transfer technology to sublicensee(s) of Hoechst under the change of control provisions of the Syntro Agreements in all material respects, and
(iii) any rights or interest that Hoechst may previously have had under terms of the Syntro Agreements to technology or products currently under development by Syntro have terminated, expired or been waived or relinquished.
     The Sellers and Syntro have complied with their material obligations under the following agreements (copies of which, including all amendments, have been provided to the Buyer):
                        (i)   that certain Research, Development and
      License Agreement dated March 8, 1991 by and between Syntro Corporation and Syntrovet Incorporated, on the one hand, and
 Hoechst-Roussel Agri-Vet Company, on the other hand, and
                        (ii)  those two Research, Development and
   License Agreements dated July 29, 1992 by and between Syntro Corporation and Syntrovet Incorporated, on the one hand, and
Hoechst-Roussel Agri-Vet Company and Hoechst Veterinar GmbH,
on the other hand.
     Neither Syntro Corporation nor Syntrovet Incorporated nor any of the other Companies have any obligation with respect to Prutech Research and Development Limited Partnership and/or Prutech Research and Development Limited Partnership II.
          4.1.22   Properties.  The Companies and the Sellers  have
                   ----------
good and marketable title to or have the right to use all real and personal property necessary to the conduct of the Animal Health Business in all material respects, such properties are in all material respects in good operating condition and repair, there exist no material restrictions on the right of any of the Companies to use such property in the conduct of their business, and all such property owned by the Companies is free and clear of all security interests, liens, claims, pledges, and other encumbrances. All personal property leases material to the Animal Health Business are in full force and effect, and there exists no material default by any of the Companies or, to the Sellers' Knowledge, any other party thereto, under any such personal property leases. True and complete copies of any such personal property leases material to the Animal Health Business have been made available to the Buyer. All real property owned by any of the Companies and used in the Animal Health Business is listed in the Disclosure Schedule (and those facilities which are idle or substantially idle are identified thereon), and none of such real property is subject to any mortgage or lien which secures debt of any person or entity other than the Companies. The Disclosure Schedule contains a list of all leases of real property by any of the Companies (whether as lessor or as lessee), all such real property leases are in full force and effect, and there exists no material default by any of the Companies or, to the Sellers' Knowledge, any other party thereto, under any such real property leases which would, individually or in the aggregate, have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. True and complete copies of all such real property leases have been made available to the Buyer.
          4.1.23   Brokers and Finders.  Neither the Sellers nor the
                   -------------------
Companies have employed any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transaction contemplated by this Agreement other than J.P. Morgan Securities Inc., for which the Sellers shall be solely responsible.
          4.1.24   Investments, etc.  Other than their interest in
                   ----------------
New MVI and the Veterinary Subsidiaries, MVI and MVII do not own any shares of capital stock or other equity securities of, or equity interest in, any other person, and do not own any other assets other than the Excluded Assets and other than any assets to be transferred by MVI to New MVI in the Reorganization.
          4.1.25   Insurance.  Each of the Companies is covered by
                   ---------
valid and currently effective insurance policies issued in favor of the Sellers and/or such Company, that, in the reasonable judgment of the Sellers, are customary for companies of similar size in the industry and locale in which it operates. Such policies, copies of which have been given to or have been made available to the Buyer,
(i) are in full force and effect, (ii) all premiums due thereon have been paid, and (iii) the Sellers and the Companies (as appropriate) have complied with the provisions of such policies, except for any failure with respect to clauses (i), (ii) or (iii) set forth in this sentence which, individually or in the aggregate, would not have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology.
          4.1.26   Affiliate Transactions.  The Disclosure Schedule
                   ----------------------
contains a complete and correct list of all current contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into, made or incurred in the ordinary course of business, between (i) any of the Companies and any of the Sellers or any affiliates of the Sellers, or (ii) any present or former officer, director or employee of the Companies and the Sellers or any affiliates of the Sellers.
          4.1.27   Product Registrations; Regulatory Compliance.
                   --------------------------------------------
                   (a) The Disclosure Schedule sets forth, as of the date hereof and to the extent material to the Animal Health Business or the Companies, taken as a whole, or to any Major Business or Technology, and whether currently in force or pending, all product applications, marketing authorizations, manufacturing authorizations, registrations, licenses, permits, approvals and similar items granted or issued by any Governmental Authority for any of the Companies (collectively, the "Product Registrations"). With respect to all pending Product Registrations, the Disclosure Schedule also sets forth the current status thereof, including any significant modifications or amendments thereto (including without limitation those related to studies of maximum residue levels) and any rejected submissions. All Product Registrations that are not pending approval have been duly obtained and are in full force and effect. The Companies are in compliance with all Product Registrations in effect which are material to the Animal Health Business or the Companies, taken as a whole, or to any Major Business or Technology, and have taken all actions and measures as are reasonably required to prosecute and maintain or extend all such Product Registrations, including without limitation renewals of any such Product Registrations in Europe required for purposes of establishing maximum residue levels. There are no undisclosed safety or efficacy issues under any such Product Registrations, or any notices of deficiencies, warnings, product recalls, or adverse inspection reports or investigations by any Governmental Authority. All products sold under the Product Registrations are manufactured and marketed in accordance with the specifications and standards contained in such Product Registrations. Set forth on the Disclosure Schedule is a list of all of the license or other rights granted by the Companies to any third party with respect to any such Product Registrations, including the amount of compensation to be received by the Companies in connection with each such license or grant. No consent of any Governmental Authority is required in connection with the transfer of Product Registrations pursuant to the transactions contemplated hereby, except for any such consents the failure of which to obtain would not have a material adverse effect on the Animal Health Business or the Companies, taken as a whole, or on any Major Business or Technology. Each of the products produced or sold in connection with the Animal Health Business (i) is, and at all times has been, in material compliance with all applicable laws, (ii) has been manufactured materially in accordance with good manufacturing practices and any other requirements or standards under the relevant Product Registration, and (iii) is not adulterated or misbranded within the meaning of the U.S. Food, Drug and Cosmetic Act or any substantively similar law or regulations of the U.S. or another jurisdiction.
                   (b) To Seller's Knowledge, there is no reasonable basis in fact or circumstances (i) for the recall, withdrawal or suspension by any Governmental Authority, or by order of any court, of any product sold or registered for sale by the Animal Health Business, or (ii) which would otherwise reasonably be expected to cause the Animal Health Business to withdraw, recall or suspend any product or product registration from the market or to terminate or suspend the manufacturing or testing of any product.
          4.1.28   Disclosure.  The representations and warranties
                   ----------
set forth in this Section 4.1, including the Disclosure Schedule, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading.
     4.2  Representations and Warranties of the Buyer.  The Buyer
          -------------------------------------------
hereby makes the representations and warranties set forth in this
Article IV to the Sellers:
          4.2.1    Existence.  The Buyer is a corporation duly
                   ---------
incorporated and validly existing in good standing under the laws of the State of New Jersey.
          4.2.2    Authority and Validity.  The Buyer and its
                   ----------------------
respective affiliates have the necessary power and authority to enter into this Agreement and the Subsidiary Agreements, as appropriate, to perform its and their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and each of the Subsidiary Agreements has been authorized by all necessary corporate action by the Buyer and its respective affiliates, as appropriate. This Agreement has been duly and validly executed and delivered by the Buyer and (following the signing, each of the Subsidiary Agreements will be duly and validly executed by the respective affiliates of the Buyer) and constitutes (and, in the case of a Subsidiary Agreement, will constitute) the binding obligation of the Buyer (and its affiliates, as appropriate) enforceable against the Buyer (and its affiliates, as appropriate) in accordance with its (and their) terms, except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies and those providing for equitable defenses.
          4.2.3    No Violations.  The execution and delivery of this
                   -------------
Agreement by the Buyer does not (and the execution of the Subsidiary Agreements by its affiliates will not) and the consummation of the transactions contemplated hereby (and thereby) and compliance with the provisions hereof by the Buyer (and thereof by its affiliates) will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, or encumbrance upon any of the properties or assets of the Buyer or any of its affiliates under: (i) any material provision of the charter or organizational documents of the Buyer or any of its affiliates, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to the Buyer or any of its affiliates, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or any of its affiliates or their properties or assets.
          4.2.4    Consents and Approvals.  No filing or registration
                   ----------------------
with, or authorization, consent or approval of, any Governmental Authority, or any other entity or person not a party to this Agreement or any Subsidiary Agreement, is required by the Buyer (or any of its affiliates) to permit the execution and delivery by the Buyer (or any of its affiliates) of this Agreement or any Subsidiary Agreement or the consummation by the Buyer (or any of its affiliates) of the transactions contemplated by this Agreement, except such filings or other actions as may be necessary by the Buyer (or any of its affiliates) to comply with (i) the HSR Act, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which the Buyer or any of the Buyer's affiliates that are or will be signatories to the Subsidiary Agreements are organized, conduct any business or own any property or assets (as set forth on Schedule 4.2.4).
          4.2.5    Litigation.  There are no actions, suits or claims
                   ----------
or legal, administrative or arbitration proceedings pending against or, to the Buyer's knowledge, threatened against the Buyer (or any of its affiliates) seeking to enjoin or prevent the consummation of the transactions contemplated in this Agreement or any of the Subsidiary Agreements or otherwise claiming that this Agreement or any of the Subsidiary Agreements or the consummation of the transactions contemplated herein or therein are illegal.
          4.2.6    Brokers and Finders.  The Buyer has not employed
                   -------------------
any broker, finder or agent or dealt with anyone purporting to act in such capacity or agreed to pay any brokerage fee, finder's fee or commission with respect to the transaction contemplated by this Agreement or any Subsidiary Agreement, except for Merrill Lynch & Co., for which the Buyer shall have sole responsibility.
          4.2.7    Investment Intent.  The Buyer and its affiliates
                   -----------------
are acquiring the Shares for investment for their own account and not with a view to the distribution of any part thereof. The Buyer acknowledges, on behalf of itself and its affiliates, that the Shares have not been registered under federal or any applicable state securities laws and cannot be resold without registration under such laws or an exemption therefrom. The Buyer further acknowledges, on behalf of itself and its affiliates, that it and its affiliates have knowledge and experience in financial and business matters, that it and its affiliates are capable of evaluating the merits and risks of an investment in the Shares, and that they can bear the economic risk of an investment in the Shares.
          4.2.8    Disclosure.  The representations and warranties
                   ----------
set forth in this Section 4.2 do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein necessary to make the statements herein, in light of the circumstances under which they were made, not materially misleading.

                                 ARTICLE V

                                 COVENANTS
                                 ---------

     5.1  Covenants of the Sellers.  The Sellers, jointly and
          ------------------------
severally, agree that between the date of this Agreement and the Closing Date, the Sellers shall comply, and shall cause the Companies to comply, with the following covenants:
          5.1.1    Access.  The Sellers and the Companies will permit
                   ------
the Buyer and its authorized representatives reasonable access to, and make available for inspection, during normal business hours and on reasonable advance notice, all of the assets and business of the Companies, and the Sellers and the Companies will furnish to the Buyer copies of or access to all documents, records and information with respect to the affairs of the Companies that the Buyer and its representatives may reasonably request, subject to any existing obligations of confidentiality or non-disclosure obligating the Sellers or any of the Companies. Between the date hereof and the Closing Date, the Buyer shall be provided reasonable opportunity to meet with Animal Health Business personnel (for the purpose, among other things, of exploring with such personnel the Buyer's interest in continuing their employment with the Animal Health Business following the Closing), to review research and development projects and clinical studies, to review information systems and to conduct physical inventories; provided, that, such opportunities shall be made available on reasonable advance notice and (except with respect to discussions with personnel) representatives of the Sellers shall have the right to be present during such activities if, in the Sellers' judgment, there is legitimate business reason. Upon reasonable request by the Buyer, the Sellers will provide the Buyer, among other things, with (i) updates concerning research and development projects and clinical studies and (ii) a list of all derivative financial instruments which are obligations of any of the Companies, including, without limitation, purchased or written foreign exchange options, forward rate agreements, and currency and interest rate swap contracts. The Sellers shall provide the Buyer with copies of all regulatory correspondence, warnings from Governmental Authorities, inspection notices, and adverse event claims and reports received by the Sellers between the date hereof and the Closing Date. The Sellers shall also provide the Buyer with a list of all contested Taxes for which the Buyer may have any liability hereunder pursuant to Article 9.
          5.1.2    Operations.  Except as may otherwise be provided
                   ----------
herein or with the written consent of the Buyer, and except for the Reorganization, the Excluded Assets Reorganization and the Excluded Liabilities Reorganization, the Sellers shall cause the Companies to:
(i) conduct their respective operations in compliance with applicable laws and in the ordinary course of the Animal Health Business and without substantial change in practice or policy and in a commercially reasonable manner, (ii) maintain their respective properties and facilities in their present condition, reasonable use and ordinary wear and tear excepted, and maintain and prosecute all Product Registrations (iii) use reasonable best efforts to maintain their respective relationships with customers, suppliers, third party researchers and key employees and fulfill all material contract obligations, (iv) continue to maintain insurance with coverages, deductibles and limits which are the same, in all respects material to the Companies, as exist on the date of this Agreement, (v) not incur, create or assume any lien with respect to any material asset,
(vi) except for the settlement of intercompany debt or as may be necessary to minimize the Sellers' Tax cost associated with the sale of Veterinary Subsidiaries by MVII, so long as no action taken has an adverse effect on the Buyer, New MVI or any Veterinary Subsidiary, not incur any long-term indebtedness for money borrowed, factoring arrangements, sale and leaseback transactions and other similar financing transactions or incur any short-term indebtedness for borrowed money in excess in the aggregate of $5,000,000 of short-term indebtedness, (vii) except for the Excluded Assets and except for sales of products to customers and distributors in an ordinary and normal fashion, not acquire or dispose of any assets except in a commercially reasonable manner in the context of normal daily operations and provided that no acquisition or disposition of any intangible assets shall occur and no acquisition or disposition of tangible assets shall individually exceed $25,000 in value, (viii) not amend any term of, or waive any right under, any material contract, nor exercise any option or similar right under any of such contracts (except that purchase orders in the ordinary course of business shall not be deemed to be an amendment for purposes of this clause (viii)), (ix) not change or amend the charter or bylaws of any Company, (x) not issue, sell, pledge, transfer, repurchase or redeem or propose to issue, sell, pledge, transfer, repurchase or redeem any shares of capital stock of any Company (other than directors' qualifying or nominee shares), or securities convertible into or exchangeable or exercisable for, or options with respect to, or warrants to purchase or rights to subscribe for, shares of capital stock of any Company, except for the transfer of the shares of Mallinckrodt Medical Argentina Limited and one share of Mallinckrodt Medical Holdings (UK) Limited to the Sellers or any of their affiliates (other than New MVI or the Veterinary Subsidiaries) (the "Designated Transfers") and except for any capital contribution required to satisfy applicable laws with respect to allowable debt-to-equity ratios, so long as no action taken has an adverse effect on the Buyer, New MVI or any Veterinary Subsidiary, (xi) not enter into any agreements, commitments or contracts which are material to the Animal Health Business (including, without limitation, employment agreements and collective bargaining agreements), and shall not enter into any agreements or contracts which are not in the ordinary course of business, (xii) except where the Companies are bound by contract or by law or are meeting the lawful request of a Governmental Authority, not provide any confidential information with respect to the Animal Health Business to any person other than the Buyer, (xiii) not enter into, adopt or amend (except as required by applicable law or any existing agreement) any plan or increase the amount or accelerate the payment or vesting of any benefit payable thereunder, in each case in any way that increases the amount of the liability attributable to the Animal Health Business in respect of such plan, or grant any increases in the compensation or fringe benefits of employees of the Animal Health Business, (xiv) not make capital expenditures (or enter into commitments for capital expenditures) in excess of $50,000 in any case or $250,000 in the aggregate except for capital expenditures that have already been budgeted or have otherwise been approved for expenditure, which budgeted and approved capital expenditures in the aggregate will not exceed $2,000,000, (xv) except for the Designated Transfers, an election that may be made pursuant to Code Regulation
Section 301.7701-3 with respect to Mallinckrodt Veterinary Holdings Limited and any dividends paid or deemed paid by Mallinckrodt Vet GmbH or other Veterinary Subsidiaries owned by MVII, so long as no action taken has an adverse effect on the Buyer, New MVI or any Veterinary Subsidiary, not sell, assign or otherwise dispose of or pay a dividend of any of its material assets except (x) as otherwise permitted in accordance with the terms of this Section 5.1.2, (y) to replace the same with assets of substantially equivalent value or (z) for dividends made in cash, or (xvi) not transfer, grant or knowingly terminate any rights under any licenses, patents, trademarks, trade names, service marks or copyrights, or (xvii) not agree to take any of the foregoing actions. Notwithstanding the preceding portions of this Section 5.1.2, the Buyer shall make appropriate representatives (whose identity has been provided in writing to the Sellers) available at reasonable times to consider requests with respect to any actions that, failing the receipt of the Buyer's written consent, might violate the provisions of this Section and if, in any instance, the Buyer has failed to act in a commercially reasonable manner, the Sellers shall not be liable, in that instance, for non-compliance with this Section. The provisions of Section 5.1.2 shall not be interpreted as prohibiting the Sellers from taking reasonable actions which are necessary to minimize any Tax liability that may result from the sale by MVII of the Veterinary Subsidiaries it owns, directly or indirectly, so long as no action taken has an adverse effect on the Buyer, New MVI or any Veterinary Subsidiary.
          5.1.3    Buyer Concurrence on Specific Items.  During the
                   -----------------------------------
period after the date hereof and on or prior to the Closing Date, prior to taking any of the following actions, the Sellers shall consult with the Buyer and obtain the Buyer's concurrence: (i) hiring, termination or transfer of any personnel of the Animal Health Business, (ii) making any agreement or commitment with respect to the taking of any remediation, corrective action or similar action relative to facilities and real property being transferred to the Buyer pursuant to this Agreement (unless and to the extent required by law or a Governmental Authority under circumstances in which the seeking of the Buyer's concurrence involves substantial risk of prejudice to the Sellers or in which the Sellers, in the exercise of their reasonable judgment, believe they have no alternative but to make any such commitment or agreement), (iii) making any significant decisions concerning research and development projects and clinical studies, or (iv) making any significant decisions concerning product or technology registrations in progress.
          5.1.4    Financial Statements.  On or before the Closing
                   --------------------
Date, the Sellers shall deliver or cause to be delivered to the Buyer an unaudited combined balance sheet and a combined statement of operations of the Companies as of and for the interim period ending on the last day of the most recent accounting period of the Companies prior to the Closing Date for which such statements are available. During the period between the date hereof and the Closing Date, the Sellers shall deliver or cause to be delivered to the Buyer, within fifteen business (15) days after the end of each month, such statements of profits and losses for the prior month and such balance sheets relative to the prior month for the Animal Health Business as are regularly prepared in the ordinary and normal course of business. Further, prior to the Closing Date and as and when available, the Sellers shall deliver or cause to be delivered to the Buyer such statements of profits and losses, cash flow and balance sheets for the Animal Health Business for the calendar quarter ended as are available and regularly prepared by the Sellers in the ordinary course of business. The statements to be delivered pursuant to this Section shall be true and complete in all material respects and prepared in accordance with the customary accounting practices, procedures and policies of the Companies used in connection with regularly prepared, internal financial statements, which practices, procedures and policies will not necessarily be consistent in all respects with GAAP or the practices, procedures and policies used in preparing the Financial Statements. Subject to the approval of the Sellers (which approval shall not unreasonably be withheld), the Buyer shall have access to certain other information customarily prepared by the Companies concerning the financial condition and results of operations of the Companies.
          5.1.5    Intercompany Loans.  Prior to the Closing, the
                   ------------------
Sellers will cause New MVI and the Veterinary Subsidiaries to repay any intercompany loans outstanding to New MVI and the Veterinary Subsidiaries from the Sellers or their affiliates (other than New MVI and the Veterinary Subsidiaries), as described in Schedule 5.1.5 and in accordance with any procedures set forth in said Schedule 5.1.5.

          5.1.6    No Solicitations.  During the term of this
                   ----------------
Agreement, neither the Sellers nor the Companies or any of their respective officers, directors, employees, representatives or agents shall directly or indirectly solicit, initiate, entertain, encourage or enter into any inquiries or proposals for, or enter into or continue any discussions or negotiations with respect to, the acquisition by any person of any of the Shares, any other shares of capital stock or other securities of the Companies, or all or substantially all of the Animal Health Business (an "Acquisition Transaction"). The Sellers will promptly inform the Buyer of any such inquiries, proposals, discussions or negotiations. The Sellers shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person other than the Buyer in respect of any Acquisition Transaction.
          5.1.7    Confidentiality.  For a period of three years from
                   ---------------
the date hereof, except (i) as may be required by law (including, without limitation, any disclosures the Sellers shall reasonably determine are necessary under any applicable law, rule or regulation concerning the obligations of publicly traded companies to make disclosures of material information) or otherwise required to be disclosed to any works council or similar organizations and (ii) in the ordinary course of business of the Sellers or their affiliates, none of the Sellers will at any time disclose to any person, firm or company or use to the detriment of the Companies or the Animal Health Business any confidential information related thereto, provided, however, that this Section 5.1.7 shall not apply to any information that (x) is generally available to the public or (y) is subsequently disclosed by a third party not having a confidential relationship with the Buyer or any of its affiliates.
          5.1.8    Excluded Assets and Excluded Liabilities.  Prior
                   ----------------------------------------

to the Closing Date, the Sellers will complete the Reorganization, the Excluded Asset Reorganization and the Excluded Liabilities Reorganization.
     5.2  Covenants of the Buyer.  The Buyer agrees that
          ----------------------
between the date of this Agreement and the Closing Date, the Buyer shall comply with all of its obligations under the Confidentiality Agreement.
     5.3  Mutual Covenants of the Sellers and the Buyer.
          ---------------------------------------------
          5.3.1    Satisfaction of Conditions.  From and after the
                   --------------------------
date hereof, the Sellers and the Buyer shall use their reasonable best efforts, individually or jointly (as the case may be), to cause all conditions precedent set forth in Sections 6.1 and 6.2 of this Agreement, respectively, to be satisfied and fulfilled at the earliest practicable date, to the extent the satisfaction or fulfillment thereof is its responsibility hereunder or within its reasonable control. If any event should occur, either within or without the control of any party hereto, which would prevent fulfillment of the conditions precedent to the obligations of any party to consummate the transactions contemplated by this Agreement, the relevant parties shall use their reasonable best efforts to cure or remove the effect of the event as expeditiously as possible; provided however, that (without limitation) nothing set forth herein shall be construed as requiring any party to enter into any litigation or expend any sums in the defense or settlement of any litigation in order to cure or remove the effect of any such event.
          5.3.2    Governmental Consents.  Promptly following the
                   ---------------------
full execution of this Agreement, the Sellers and the Buyer shall take, prepare, make or file, or cause to be taken, prepared, made or filed, with each appropriate Governmental Authority, all actions, filings and requests for approvals, consents, permits, authorizations or waivers that are required from such Governmental Authority (and all relevant works councils or other similar organizations) for the consummation of the transactions contemplated by this Agreement and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such actions, filings and requests and all proceedings necessary to secure such approvals, consents, permits, authorizations and waivers. The parties acknowledge and agree that the actions, filings and requests required to be made pursuant to this Section may include, without limitation, compliance with the HSR Act, the merger and antitrust laws and regulations of Argentina, Australia, Colombia, Germany, Greece, Ireland, New Zealand, Portugal, Taiwan, and Thailand and such other similar laws or regulations as may be applicable given the nature of the business of the Companies or the parties hereto (as to which the parties will reach agreement).
          5.3.3    Public Announcements.  Neither party (and for
                   --------------------
purposes of this Section 5.3.3, the Sellers shall be deemed to be a single party) shall make any public announcement at any time concerning this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval shall not unreasonably be withheld) and without giving the other party the opportunity to review and comment on any such proposed public announcement. In the event either party reasonably determines that a public announcement concerning this Agreement or the transactions contemplated hereby is required by law, such party shall give the other party advance notice of, and opportunity to review and comment on, the proposed form and substance of the required announcement as is practicable under the circumstances, but such review by the other party shall in no event prevent the party wishing to disclose, if it is legally required to make such announcement, from making an announcement in such form and substance as it shall reasonably determine is required.
     5.4  Joint Environmental Baseline Study.  The parties agree that
          ----------------------------------
the Buyer will, in consultation with the Sellers as provided herein and in accordance with the procedures set forth in this Section 5.4, conduct an environmental baseline study ("Baseline Study") of those Animal Health Business facilities listed on Schedule 5.4 hereto, it being understood that the environmental indemnity set forth in
Section 8.1.1(iii) hereunder shall apply to all facilities owned or leased by the Sellers and conveyed or transferred to the Buyer in accordance herewith whether or not the Baseline Study includes any investigation or examination of such facilities. It is understood that the Baseline Study will be carried out by Metcalf & Eddy or by another independent environmental consultant or consultants selected by the Buyer and reasonably acceptable to the Sellers, and that the Sellers will be entitled to use their own independent consultants to participate in and review the results of the Baseline Study. The performance of any tests or investigations in connection with the Baseline Study shall be arranged with the Sellers in advance to occur at reasonable times and with a view to making certain that the Sellers and their consultants (if they desire) can be present at any testing or investigation conducted in connection with the Baseline Study. The Buyer and the Sellers shall take all steps necessary to ensure that they and any consultants utilized by them to perform the Baseline Study keep all data and information learned or generated by them strictly confidential to the extent allowed by law. The Buyer shall prepare an anticipated scope of work, including the analytical methods to be used, for the Baseline Study. The Buyer shall provide the Sellers with a reasonable opportunity to review and comment upon such scope of work and the Buyer will, in good faith, consider all suggestions made by the Sellers with respect to such scope of work, though it is understood that the Sellers do not have a right to approve such scope of work. The Sellers recognize that actual testing and investigation performed by the Buyer's consultant in connection with the Baseline Study may deviate from the procedures set forth in the anticipated scope of work as a result of field conditions. The Buyer reserves the right, after seeking consultation and advice from the Sellers or the Sellers' consultant, to modify the Baseline Study scope of work or methodologies (including modifying the location and number of samples to be taken to more fully delineate the extent of any Environmental Liability or violation of any Environmental Requirement) as circumstances reasonably warrant. The parties agree that the Baseline Study shall be commenced on or about the Closing Date and the Buyer agrees to employ reasonable best efforts to have the Baseline Study completed within six (6) months after the Closing Date and further agrees that, absent unusual circumstances, the Baseline Study will be completed within one (1) year after the Closing Date. The results of such Baseline Study will be reflected in a final report containing questionnaires, testing results and analytic data from field work ("Final Report") to be simultaneously delivered to and reviewed by the Buyer and the Sellers and upon issuance of the Final Report the Baseline Study will be deemed completed. In addition to the Final Report, the Buyer and the Sellers shall be simultaneously entitled to receive all testing results and all other data generated during the course of the Baseline Study (including any additional test results or other data generated as a consequence of the modification of the Baseline Study in accordance herewith and prior to the issuance of the Final Report). It is understood that the failure of the Baseline Study to detect any Hazardous Substance at any particular facility of the Companies shall give rise to a rebuttable presumption that such Hazardous Substance was not present at the facility in question on the Closing Date and that any responsibility that may arise as a result of its presence is not the responsibility or liability of Sellers in accordance herewith. It is also understood that the absence of a Baseline Study at a particular facility or portion thereof shall not give rise to a presumption of any kind regarding responsibility or liability that may arise as a result of the presence of Hazardous Substances. Each of the Buyer and the Sellers will be responsible for the costs and expenses of its own consultants in connection with the Baseline Study.
     5.5  Cooperation Concerning Excluded Assets. The Buyer
          --------------------------------------
understands that, from and after the date hereof, the Sellers will be attempting to sell certain real estate and facilities included in the Excluded Assets to other potential purchasers. The Buyer hereby agrees that, upon request by the Sellers, the Buyer will provide all information within its possession concerning the Excluded Assets to the Sellers and will make available its personnel and representatives to provide any aid the Sellers may reasonably request in connection with sale of the Excluded Assets to any third parties, provided that, the Buyer will be reimbursed its out-of-pocket expenses in providing any such assistance and, provided further, that the Buyer will not be required to take any actions that might unreasonably disrupt or interfere with the normal prosecution of its business activities. It is further understood that any sale or transfer, or attempted sale or transfer, by the Sellers of any real estate and facilities included in the Excluded Assets shall under no circumstances be deemed to be a violation of the Sellers' obligations under Section 10.9 hereof.
     5.6  Use of Names.  From and after the Closing Date, the Buyer
          ------------
shall have the right (to the extent the Sellers have any right) to use any trade names, trademarks, identifying logos or service marks employing the words "Mallinckrodt Veterinary", "Coopers Animal Health", "Coopers", "Pitman-Moore" and "Pitman-Moore Animal Health" or any substantially identical variations of any of the foregoing (collectively, the "Animal Health Trademarks") in the names of the Companies, as applicable, or in connection with the operation of the Animal Health Business, including in connection with the use of materials containing any Animal Health Trademark; provided that, the Buyer's rights to the "Mallinckrodt Veterinary" name (or any other Animal Health Trademark containing, in any fashion, the name "Mallinckrodt") shall expire one hundred eighty (180) days after the Closing Date (with the exception of packaging materials on finished product and advertising or promotional materials printed prior to the Closing for which such period shall extend up to the applicable product expiration date).
     5.7  Transitional Services.  The Sellers and the Buyer will, on
          ---------------------
the Closing Date, enter into an agreement for the provision by the Sellers to the Buyer of such interim and transitional services with respect to the Animal Health Business and the Companies for a period of up to six (6) months and at a charge equal to the actual direct cost to the Sellers of providing such services, and (in any event) at a cost no greater than the current cost of providing such services excluding any allocated overhead costs, such charges to be billed by the Sellers and payable by the Buyer on a monthly basis. Set forth on Schedule 5.7 is a list of the services that will be included in the agreement referred to in the immediately preceding sentence.
     5.8  Subsidiary Agreements.  Notwithstanding any other provision
          ---------------------
hereof or the terms and conditions of any Subsidiary Agreement, in the event that there is no closing of this Agreement, it is understood that none of the parties hereto (or their affiliates) shall be entitled to insist on the closing or the consummation of any of the transactions under, or enforcement of any of the terms or provisions of, any of the Subsidiary Agreements and it is further understood that, in the event this Agreement is terminated for any reason, the parties shall take such actions as are necessary to ensure that each of the Subsidiary Agreements is terminated without liability to any party.
     5.9  Rapinovet Contract.  From and after the date hereof, the
          ------------------
Sellers shall exert their reasonable best efforts to secure the consent to assignment or transfer of those certain license and/or distribution agreements by and between Imperial Chemical Industries and Coopers Animal Health, Inc., of various dates, related to propofol (otherwise known as "Rapinovet").
     5.10 Other Products.  From and after the date hereof and until
          --------------
the Closing Date, the Sellers shall exert their reasonable best efforts to preserve for the Buyer, without any additional cost or obligation to the Buyer, the Buyer's ability to continue to sell the following products from and after the Closing Date: (i) Diprinovet/Zaquilan as described under 4.1.27(2)(D)(i) of the Disclosure Schedule, (ii) the CBM Products in Brazil as described under 4.1.27(2)(F) of the Disclosure Schedule, (iii) the FMD products manufactured in Paraguay which are subject to the government requirement noted under 4.1.14 of the Disclosure Schedule and (iv) the products noted as requiring modification of product registrations or notification to regulatory authorities under Section 4.1.27(2)(D)(i) of the Disclosure Schedule.

                                 ARTICLE VI

                      CONDITIONS PRECEDENT TO CLOSING
                      -------------------------------

     6.1  Conditions to Obligations of the Buyer.  The obligations of
          --------------------------------------
the Buyer hereunder are subject to the fulfillment, at or prior to Closing, of the following conditions (unless waived in writing by the Buyer):
          6.1.1    Representations and Warranties.  The
                   ------------------------------
representations and warranties of the Sellers contained herein shall be true and correct in all material respects as of the Closing as if made on and as of the Closing Date; provided, however, that if any such representation or warranty is already qualified by materiality, for the purpose (and only for the purpose) of determining whether this condition has been satisfied, such representation and warranty as so qualified shall be true and correct in all respects. The Sellers shall each have delivered to the Buyer a certificate of an appropriate Specified Officer of the Companies, dated as of the Closing Date, to that effect.
          6.1.2    Covenants.  The Sellers and their affiliates shall
                   ---------
each have performed and complied in all material respects with all covenants or conditions required by this Agreement and each Subsidiary Agreement to be performed and complied with by them prior to Closing, and the Sellers shall each have delivered to the Buyer a certificate of an appropriate officer of the Sellers, dated as of the Closing Date, to that effect.
          6.1.3    No Pending Actions.  There shall be no pending or
                   ------------------
threatened claim, action, suit, investigation or proceeding by or involving any Governmental Authority (including the Justice Department and the Federal Trade Commission) against the Buyer, the Sellers, or the Companies for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or any Subsidiary Agreement or otherwise claiming that this Agreement, any Subsidiary Agreement, or the consummation of the transactions contemplated herein is illegal, and there shall be no claim, action, suit, investigation or proceeding which may, in the reasonable opinion of the Buyer result in the entry of any judgment, order or decree requiring the Buyer and/or its affiliates to hold separate or dispose of any assets of the Animal Health Business and/or any existing assets of the Buyer or its affiliates.
          6.1.4    Antitrust Laws.  All filings required to be made
                   --------------
with all Governmental Authorities (including without limitation any filings under the HSR Act) shall have been made, and any applicable waiting periods thereunder shall have expired or been terminated or all permissions or consents that are sought in connection with such filings shall have been granted. Any approvals, waiting periods or conditions of clearance of any Governmental Authority required under any competition, foreign investment or other similar law of any jurisdiction required to consummate the transactions contemplated hereby, including (without limitation) approvals required in Argentina, Australia, Colombia, Germany, Greece, Ireland, New Zealand, Portugal, Taiwan and Thailand shall have been received, waived or satisfied by the appropriate Governmental Authority.
          6.1.5    No Material Adverse Change.  There shall not have
                   --------------------------
been any material adverse change in the business, assets, financial condition, or operations of the Animal Health Business or the Companies, taken as a whole, or of any Major Business or Technology between the date of this Agreement and the Closing (except for any such changes that (i) result from known deterioration in sales and operating profitability, including pre-operating costs at the Raleigh biological facility, of the United States Business of which the Buyer is aware and of which the Buyer informed the Sellers on March 5, 1997 and at various other times prior to the date hereof and (ii) are manifested by reductions in the sales and earnings of the Companies if and to the extent such changes are due to (A) biocontainment regulations in Brazil, (B) the impact of BSE or "mad cow" disease on the European Business and (c) the impact of FMD or "foot and mouth" disease on the Australasian Business), and the Sellers shall each have delivered to the Buyer a certificate of an appropriate Specified Officer of the Companies, dated as of the Closing Date, to that effect.
          6.1.6    Legal Opinion.  The Buyer shall have received from
                   -------------
Roger A. Keller, Esq., Vice President and General Counsel of MI, a legal opinion substantially as attached hereto as Exhibit B.
                                                  ---------
          6.1.7    Share Certificates.  The Sellers shall have
                   ------------------
delivered to the Buyer certificates representing the Shares, duly endorsed in blank or with appropriate stock powers, or the Sellers shall have taken such other actions as may be necessary under applicable law to transfer ownership of the Shares to the Buyer, free and clear of any pledges, security interests, liens, encumbrances or adverse claims.
          6.1.8    Transfer of Contracts Generally.  With respect to
                   -------------------------------
those third party sales Restricted Contracts and other third party sales contracts that together constitute the approximately $182,000,000 of third party contract sales of the Animal Health Business for its Fiscal Year 1996 ("Contract Base"), there shall have been received by the Sellers from the other parties to any of such contracts included in the Contract Base appropriate consents or waivers with respect to any contractual restrictions on transfer relative to such contracts (without amendment of the current terms of any such contracts) such that there are no restrictions on transfer to the Buyer of that portion of contracts included in the Contract Base comprising in the aggregate at least $136,500,000 of third party sales with respect to the Animal Health Business for its Fiscal Year 1996. All assignments and transfers contemplated by this Section
6.1.8 shall be without payment by or penalty to the Buyer, New MVI or any Veterinary Subsidiaries as a consequence of such assignment or transfer.
          6.1.9    Transfer of Specific Contracts.  Notwithstanding
                   ------------------------------
the condition to closing set forth in Section 6.1.8 immediately above, with respect to all of the contracts set forth on Schedule
6.1.9 hereof, there shall have been received by the Sellers from the other parties to such contracts appropriate consents or waivers with respect to any contractual restrictions (including change of control provisions) on transfer to the Buyer contained in such contracts (without amendment of the current terms of any such contracts). All assignments and transfers contemplated by this Section 6.1.9 shall be without payment by or penalty to the Buyer, New MVI or any Veterinary Subsidiaries as a consequence of such assignment or transfer. Furthermore, all material contracts that are not Restricted Contracts shall have been assigned or otherwise transferred to the Buyer without any payment by or penalty to the Buyer, New MVI or any Veterinary Subsidiary as a consequence of such assignment or transfer.

          6.1.10   Resignations.  The Sellers shall have delivered to
                   ------------
the Buyer the resignations (effective as of the Closing) of all directors of New MVI and the Veterinary Subsidiaries from their positions as directors.
          6.1.11   Reorganization.  All transfers and other actions
                   --------------
necessary to effectuate the Reorganization shall have been completed by the Sellers.
          6.1.12   Excluded Assets.  The Sellers shall have taken all
                   ---------------
steps necessary to complete the Excluded Assets Reorganization and the Excluded Liabilities Reorganization.
     6.2  Conditions to Obligations of the Sellers.  The obligations
          ----------------------------------------
of the Sellers hereunder are subject to the fulfillment, at or prior to Closing, of the following conditions (unless waived in writing by the Sellers):
          6.2.1    Representations and Warranties.  The
                   ------------------------------
representations and warranties of the Buyer contained herein shall be true and correct in all material respects as of the Closing as if made on and as of the Closing Date, and the Buyer shall have delivered to the Sellers a certificate of an appropriate officer of the Buyer, dated as of the Closing Date, to that effect.
          6.2.2    Covenants.  The Buyer and its affiliates shall
                   ---------
have performed and complied in all material respects with all covenants or conditions required by this Agreement and any Subsidiary Agreement to be performed and complied with by them prior to Closing, and the Buyer shall have delivered to the Sellers a certificate of an appropriate officer of the Buyer and the appropriate affiliates of the Buyer, dated as of the Closing Date, to that effect.
          6.2.3    No Pending Actions.  There shall be no pending or
                   ------------------
threatened claim, action, suit, investigation or proceeding by or involving any Governmental Authority (including the Justice Department and the Federal Trade Commission) against the Buyer, the Sellers, or the Companies for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or any Subsidiary Agreement or otherwise claiming that this Agreement, any Subsidiary Agreement or the consummation of the transactions contemplated herein is illegal.
          6.2.4    Antitrust Laws.  All filings required to be made
                   --------------
with all Governmental Authorities (including without limitation any filings under the HSR Act) shall have been made, and any applicable waiting periods thereunder shall have expired or been terminated or all permissions or consents that are sought in connection with such filings shall have been granted. Any approvals, waiting periods or conditions of clearance of any Governmental Authority required under any competition, foreign investment or other similar law of any jurisdiction required to consummate the transactions contemplated hereby, including (without limitation) approvals required in Argentina, Australia, Colombia, Germany, Greece, Ireland, New Zealand, Portugal, Taiwan and Thailand shall have been received, waived or satisfied by the appropriate Governmental Authority.
          6.2.5    Purchase Price.  The Buyer shall have delivered to
                   --------------
the Sellers the Estimated Adjusted Purchase Price, as required by this Agreement.
          6.2.6    Legal Opinion.  The Sellers shall have received
                   -------------
from Riker, Danzig, Scherer, Hyland & Perretti LLP, counsel to the Buyer, a legal opinion substantially as attached hereto as Exhibit C.
                                                           ---------
          6.2.7    Removal of Guarantees.  The Sellers shall have
                   ---------------------
been released from all liability and responsibility with respect to the PST Lease and MI shall have been released from its guaranty of the PST Lease, dated as of March 7, 1990. Furthermore, the Sellers shall have been released from all liability and responsibility with respect to the Loan Agreement, dated 15 December 1989, by and between Pitman-Moore Pharmaceutical Limited and the Governor and Company of the Bank of Ireland and MI shall have been released from its guaranty of the foregoing agreement under the Guaranty and Indemnity, dated 7 December 1989, by and between International Minerals & Chemical Corporation and the Governor and Company of the Bank of Ireland. It is understood that such removal of guarantees and releases from liability shall be at no cost to the Buyer, New MVI or any Veterinary Subsidiary, except to the extent of any cost associated with and expressly contemplated by the terms of the leases and agreements described in this Section 6.2.7, and only to the extent of any costs, obligations or liabilities thereunder arising after the Closing Date by the express terms of such leases and agreements.

                                 ARTICLE VII

                                 TERMINATION
                                 -----------

     7.1 Right to Terminate. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing only as provided in this Section 7.1:
                        (i)     by mutual written consent of the
       Buyer and the Sellers, or
                        (ii) by either the Buyer or the Sellers if the Closing shall not have occurred by the date that is sixty
       (60) days after the date of this Agreement; provided, however, that the right to terminate this Agreement under this clause
       (ii) shall not be available to any party whose failure to fulfill any obligation or satisfy any condition (to the extent within such party's reasonable control) under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date, or
                        (iii) by either the Buyer or the Sellers if a court or Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable, or
                        (iv) by the Sellers, if the Buyer breaches any of the Buyer's representations and warranties in any material respect and within twenty (20) days after notice thereof from the Sellers is unable to cure such breach, or if the Buyer fails to comply in any material respect with any of the Buyer's covenants or agreements contained herein and within twenty (20) days after notice thereof from the Sellers is unable to cure such breach, or
                        (v)     by the Buyer, if any Seller breaches
       any of its representations and warranties in any material respect and within twenty (20) days after notice thereof from the Buyer is unable to cure such breach, or if any Seller fails to comply in any material respect with any of its covenants or agreements contained herein and within twenty
       (20) days after notice thereof from the Buyer is unable to cure such breach.
     7.2  Obligations to Cease.  In the event of the termination of
          --------------------
this Agreement pursuant to the provisions of Section 7.1, this Agreement shall become void and of no further effect, and neither the Buyer nor the Sellers (nor any of their directors, officers, employees and affiliates) shall be liable to any person in respect hereof or of the transactions contemplated hereby except (i) for any liability resulting from any breach of any agreement or covenant hereunder or (ii) any liability arising from any termination of this Agreement which is not in accordance with its express terms. The Confidentiality Agreement shall survive the termination of this Agreement for any reason.
     7.3  Termination of Subsidiary Agreements.  The parties hereto
          ------------------------------------
agree that they will take all actions necessary so that they will not terminate and none of their respective affiliates will terminate any Subsidiary Agreement while this Agreement is still in force, unless the parties hereto all agree to such termination. The parties hereto also agree that they will take all actions necessary to terminate or to cause their respective affiliates to terminate each of the Subsidiary Agreements if this Agreement is terminated.

                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------
     8.1  Agreement to Indemnify.
          ----------------------
          8.1.1    Subject to the terms and conditions of this
Article VIII, the Sellers, jointly and severally, hereby agree to indemnify, defend and hold harmless the Buyer and its affiliates and their respective directors, officers, employees, agents, representatives, successors, transferees and assignees from and against any and all demands, claims, actions or causes of action, debts, litigation, proceedings, arbitrations, investigations, assessments, losses, damages, liabilities (tangible or intangible, known or unknown, whether or not contingent), costs and expenses, including without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively "Damages") asserted against, resulting to, imposed upon or incurred by the Buyer or its affiliates or their respective directors, officers, employees, agents, representatives, successors, transferees and assignees, directly or indirectly arising out of or resulting from:
                        (i)     any breach of any covenant or
       agreement in Article IX creating an obligation of the Sellers or a right of the Buyer relating to Taxes,
                        (ii)    any breach of any representation or
       warranty, or any covenant or agreement (other than as set forth in Article IX), of the Sellers or the Companies contained in this Agreement,
                        (iii)   any and all violations of
       Environmental Requirements and any Environmental Liabilities (including, without limitation, those identified in any Baseline Studies) that (x) are at, on or under any and all facilities owned or leased by the Sellers or any Company and conveyed or transferred to the Buyer in accordance herewith, as such violations of Environmental Requirements and such Environmental Liabilities exist on the Closing Date, or (y) arise from activities conducted by or on behalf of the Sellers, any Company or any predecessor company on or before the Closing Date,
                        (iv)    any third party litigation arising
       out of the operation and conduct of the Animal Health Business by the Sellers, their affiliates or predecessor companies prior to the Closing Date, including, without limitation, any of the known potential claims or matters in litigation, in dispute or under investigation that are specifically described in Schedule 8.1.1(iv) attached hereto,
                        (v)     the Excluded Assets, the Excluded
       Assets Reorganization, the Excluded Liabilities, the Excluded Liabilities Reorganization, the transfer of the nominal and directors' qualifying shares and the Reorganization,
                        (vi)    the sale, prior to the Closing Date,
       by the Companies or any of their predecessors of any of the Companies' or their predecessors products,
                        (vii) to the extent not already included in Environmental Liabilities and indemnified pursuant to clause
       (iii) above, any claims for personal injury by current or former employees of the Sellers, their affiliates or predecessor companies to the extent arising out of any occupational exposure to Hazardous Substances prior to the Closing Date,
                        (viii)  any claims arising out of assets
       which were divested, sold or transferred by the Sellers, their affiliates or predecessor companies prior to the date hereof,
                        (ix)    notwithstanding any other provision
       of this Agreement, any claim by any International Employee for any amounts of salary, severance payments or other benefits claimed on the basis of employment within or as a result of termination during the period from the Closing Date through and including the first anniversary of the Closing Date which
       (A) are in excess of the amount that would be required to be paid or given to any such employee in accordance with the requirements of applicable law and past practice of the Sellers as evidenced by those policies and circumstances specifically disclosed on Annex 4.1.20(c), Annex 10.3.2(a) or Annex 10.3.2(b) and specifically not including any agreements disclosed on Annex 4.1.20(h), and/or (B) are for those amounts based on or in the nature of salary or other benefits which are greater than that which is reasonable and customary, except to the extent of any requirements of applicable laws and past practice by the Sellers which has the force of law in any applicable jurisdiction, and without regard to any agreements disclosed on Annex 4.1.20(h), and
                        (x)     the transfer or failure to transfer
       to the Buyer or its designee any or all nominal and qualifying shares of Mallinckrodt Vet, S.A. de C.V., a Veterinary Subsidiary organized under the laws of Mexico, and/or any dividends, distributions or other payments required to be made in connection therewith.
          8.1.2    Subject to the terms and conditions of this
Article VIII, the Buyer hereby agrees to indemnify, defend and hold harmless the Sellers and their affiliates (other than New MVI and the Veterinary Subsidiaries) and their respective directors, officers, employees, agents, representatives, successors, transferees and assignees from and against any and all Damages asserted against, resulting to, imposed upon or incurred by the Sellers and their affiliates or their respective directors, officers, employees, agents, representatives, successors, transferees and assignees, directly or indirectly arising out of or resulting from:
                        (i)     any breach of any covenant or
       agreement in Article IX creating an obligation of the Buyer or a right of the Sellers relating to Taxes, and
                        (ii)    any breach of any representation or
       warranty, or any covenant or agreement (other than as set forth in Article IX), of the Buyer contained in this Agreement.
          8.1.3    The indemnity provided for in Section 8.1.1 and in
Section 8.1.2 shall survive the Closing hereof, subject to any applicable claim limitation periods set forth in Section 8.5 below, and notwithstanding, among other things, the implicit or explicit waiver by any party of the conditions to its obligation to close the transactions contemplated hereunder as set forth in Sections 6.1 or
6.2 hereof.
     8.2  Post-Closing Claims.
          -------------------
          8.2.1 In the event that a party (the "Indemnified Party") shall reasonably believe that it has a claim for Damages ("Post-Closing Claim"), it shall give prompt notice in accordance herewith to the responsible party (the "Indemnifying Party") of the nature and extent of such Post-Closing Claim and the Damages incurred by it. If the Damages are liquidated in amount, the notice shall so state, and such amount shall be deemed the amount of such Post-Closing Claim of the Indemnified Party against the Indemnifying Party
(subject to the right of the Indemnified Party to submit claims for additional Damages incurred after the date of any such notice). If the amount is not liquidated, the notice shall so state and, in such event, such Post-Closing Claim shall be deemed asserted against the Indemnifying Party, but no payment or satisfaction shall be made on account thereof until the amount of such claim is liquidated.
          8.2.2    If the Indemnifying Party shall not, within thirty
(30) days after the giving of such notice by the Indemnified Party (or ten (10) days in the event of a claim for indemnification arising under Section 8.1.1(ix)), notify the Indemnified Party in accordance herewith that the Indemnifying Party disputes the right of the Indemnified Party to indemnity in respect of such Post-Closing Claim, then any such Post-Closing Claim shall be paid or satisfied as follows: (i) if said Post-Closing Claim is liquidated, then the full amount of Damages associated with such Post-Closing Claim shall be paid to the Indemnified Party by the Indemnifying Party at the end of such thirty (30) day period (or at the end of ten (10) days in the event of a claim for indemnification arising under Section 8.1.1(ix)), or (ii) if the amount of such Post-Closing Claim is unliquidated at the time notice is originally given to the Indemnifying Party, the Indemnified Party shall give a second notice to the Indemnifying Party when the liquidated amount of such Post-Closing Claim is known and, unless the Indemnifying Party shall object in writing to such amount (as opposed to the Post-Closing Claim itself, as to which the right to dispute had expired) within thirty (30) days after the giving of said second notice, then the payment of such Post-Closing Claim shall be made by the Indemnifying Party to the Indemnified Party at the end of such thirty (30) day period (or at the end of ten (10) days in the event of a claim for indemnification arising under Section 8.1.1(ix)).
          8.2.3 If on its own initiative and in accordance with the provisions of Section 8.2.2 and any other provisions herein as applicable, the Indemnifying Party shall not have made payment to the Indemnified Party of any Post-Closing Claim when said payment is due, the Indemnified Party shall have the right to take any and all actions required to collect from the Indemnifying Party the amount of such Post-Closing Claim.
          8.2.4 Any portion of the amount of Damages asserted by an Indemnified Party in connection with a Post-Closing Claim shall, if not objected to by the Indemnifying Party in accordance with the procedures established herein, be considered to be subject to satisfaction by payment without further objection.
          8.2.5 If an Indemnifying Party shall notify the Indemnified Party that it disputes any Post-Closing Claim or the amount thereof (which notice shall only be given if the Indemnifying Party has a good faith belief that the Indemnified Party is not entitled to indemnity or the full amount of indemnity as claimed) then the parties hereto shall endeavor to settle and compromise such claim, and if unable to agree on any settlement or compromise, such claim shall be settled by appropriate litigation, and any liability and the amount of the Damages established by reason of such settlement, compromise or litigation, or incurred as a result thereof, shall be paid and satisfied as provided herein.
     8.3  Conditions of Indemnification with Respect to Third-Party
          ---------------------------------------------------------
          Claims.
          ------
          8.3.1 An Indemnified Party will promptly give notice to the Indemnifying Party of any claim of a third party which may reasonably be expected to result in a Post-Closing Claim by the Indemnified Party, provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder unless such failure shall have actually prejudiced the Indemnifying Party. Subject only to Section 8.6.4 hereunder, an Indemnifying Party shall have the right to direct the defense, compromise or settlement of such claim with counsel selected by it, provided the Indemnifying Party gives written notice to the Indemnified Party of its election to do so within thirty (30) days after receipt of notice in accordance with the preceding sentence.
If the Indemnifying Party fails to so notify the Indemnified Party of its election to defend any such third-party claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof if and only if such assumption would not materially prejudice the defense of such claim or the rights of the Indemnified Party.
          8.3.2 In the event an Indemnifying Party has assumed the defense of any such claim, the Indemnified Party shall nonetheless have the right to select its own counsel and participate in the defense of such claim at and for its own expense and account.
Counsel for the Indemnified Party in such circumstances shall consult and cooperate at all times with counsel for the Indemnifying Party in defending against any such third-party claim.
          8.3.3 An Indemnifying Party shall not under any circumstances, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant and the plaintiff (if other than the claimant) to the Indemnified Party a release from all liability in respect of such claim, in form and substance reasonably satisfactory to the Indemnified Party. An Indemnifying Party shall not settle on terms that would be prejudicial to the Indemnified Party without the Indemnified Party's consent.
          8.3.4 Notwithstanding anything to the contrary contained herein, if a third-party claim is made which the third party has unequivocally offered in writing to settle on a basis that satisfies the requirements of Section 8.3.3 above (an "Unequivocal Offer") but an Indemnified Party elects not to settle on the basis of such Unequivocal Offer, then the Indemnifying Party shall not be liable hereunder, with respect to any Indemnification Claim arising from such third-party claim, for more than the lowest amount set forth in such Unequivocal Offer plus any related costs and expenses reasonably incurred by the Indemnified Party as of the date of such Unequivocal Offer unless either (i) the Unequivocal Offer was delivered to and rejected by the Indemnifying Party, or (ii) the Unequivocal Offer was delivered to the Indemnifying Party and the Indemnifying Party did not, within ten (10) days after receipt of such Unequivocal Offer, notify the Indemnified Party in writing that such Indemnifying Party would pay the amount requested in the Unequivocal Offer.
     8.4  Claims Made in Written Notice.
          -----------------------------
     All claims for indemnification hereunder shall be made in a written notice setting forth, with particularity, the nature of the claim for which indemnification is sought. Both parties agree that no claim for indemnification shall be made hereunder unless the party requesting indemnification shall have a good faith belief that it is entitled to indemnification hereunder.
     8.5  Survival of Representations and Warranties; Claim Periods.
          ---------------------------------------------------------
          8.5.1    The representations and warranties set forth in
Section 4.1 shall survive the Closing Date for a period of two (2) years, except for the representations and warranties set forth in
Section 4.1.1, 4.1.2 and 4.1.3 which shall survive in perpetuity ("Perpetual Representations"), and no claim by the Buyer for indemnity pursuant to Section 8.1.1(ii) (except with respect to the Perpetual Representations) based on any alleged breach by any Seller of any representation or warranty shall be effective unless such claim is asserted by written notice from the Buyer to the Sellers given as required hereunder prior to the second anniversary of the Closing Date.

          8.5.2    The representations and warranties set forth in
Section 4.2 shall survive the Closing Date for a period of two (2) years, and no claim for indemnity by the Sellers pursuant to Section 8.1.2(ii) based on any alleged breach by the Buyer of any representation or warranty shall be effective unless such claim is asserted by written notice from the Sellers to the Buyer given as required hereunder (including, without limitation, in accordance with all provisions of Article VIII hereof) prior to the second anniversary of the Closing Date.
          8.5.3    No claim by the Buyer for indemnity pursuant to
Section 8.1.1(i) shall be effective unless such claim is asserted by written notice from the Buyer to the Sellers given as required hereunder (including, without limitation, in accordance with all provisions of Article VIII hereof) prior to the end of the third month after the expiration of the applicable statute of limitation governing such claim.
          8.5.4    Any claim by the Buyer for indemnity pursuant to
Section 8.1.1(ii) (with respect only to the Perpetual Representations), Section 8.1.1(v), Section 8.1.1(viii), or Section 8.1.1(x) shall be effective at any time hereafter if such claim is asserted by written notice from the Buyer to the Sellers given as required hereunder (including, without limitation, in accordance with all provisions of Article VIII hereof).
          8.5.5    No claim by the Buyer for indemnity pursuant to
Section 8.1.1(iii) shall be effective unless such claim is asserted by written notice from the Buyer to the Sellers given as required hereunder (including, without limitation, in accordance with the requirements of Section 8.6.4 hereof and all other provisions of
Article VIII hereof) prior to the expiration of the fifteenth anniversary of the Closing Date.
          8.5.6    No claim by the Buyer for indemnity pursuant to
Section 8.1.1(iv) shall be effective unless such claim is asserted by written notice from the Buyer to the Sellers given as required hereunder (including, without limitation, in accordance with all provisions of Article VIII hereof) prior to the expiration of the fifteenth anniversary of the Closing Date.
          8.5.7    No claim by the Buyer for indemnity pursuant to
Section 8.1.1(vi) or Section 8.1.1(vii) shall be effective unless such claim is asserted by written notice from the Buyer to the Sellers given as required hereunder (including, without limitation, in accordance with all provisions of Article VIII hereof) prior to the expiration of the fifteenth anniversary of the Closing Date.
          8.5.8    No claim by the Buyer for indemnity pursuant to
Section 8.1.1(ix) shall be effective unless such claim is asserted by written notice from the Buyer to the Sellers given as required hereunder (including, without limitation, in accordance with all provisions of Article VIII hereof) within six (6) months after the expiration of any applicable statute of limitations governing the right of an International Employee to assert or commence any claim arising out of the matters for which the Buyer is indemnified pursuant to Section 8.1.1(ix).
          8.5.9    No claim by the Sellers for indemnity pursuant to
Section 8.1.2(i) shall be effective unless such claim is asserted by written notice from the Sellers to the Buyers given as required hereunder prior to the end of the third month after the expiration of the applicable statute of limitation governing such claim.
     8.6  Limitations.
          -----------
          8.6.1 The sole and exclusive remedy of either party for damages or other monetary relief shall be the indemnification provisions set forth herein; provided that, notwithstanding the foregoing, (i) each party shall retain the right to pursue any claims in equity that may be available (whether for specific performance, injunction or some other equitable remedy) with respect to the nonperformance or breach of any obligation contemplated to be performed hereunder or under any document, exhibit or certificate to be delivered in connection herewith and (ii) each party shall further retain the right to receive damages or other monetary relief against the other party that arise out of any fraudulent action or other willful or intentional wrongdoing in any manner related to the transactions contemplated hereunder.
          8.6.2 Notwithstanding any provision of this Agreement (or any certificate, document, exhibit, list or schedule delivered in accordance herewith) to the contrary, the Buyer shall not be entitled to recover any Damages hereunder pursuant to Section 8.1.1(ii) above for breaches of representations and warranties (except for any claims for Damages with respect to the Perpetual Representations) except to the extent the Damages claimed by the Buyer in good faith under and pursuant to Section 8.1.1(ii) are in excess of Five Million Dollars ($5,000,000) in the aggregate. It is agreed by the Sellers and the Buyer that the deductible set forth in the immediately preceding sentence applies only to claims for Damages made under Section 8.1.1(ii) above (except for any claims for Damages with respect to the Perpetual Representations) and shall not have any effect whatsoever on the right of the Buyer to collect, in accordance with the terms and provisions set forth herein, all Damages to which it is entitled under other applicable provisions of Sections 8.1.1.
          8.6.3 Notwithstanding any other provision hereof, in no event shall the liability of the Sellers for Damages pursuant to Sections 8.1.1(ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and
(x) hereof in the aggregate exceed Two Hundred Million Dollars ($200,000,000). In no event shall any Indemnifying Party be responsible and liable for any Damages that are consequential, special, punitive or other than actual Damages; provided that, notwithstanding the immediately foregoing, an Indemnifying Party shall be responsible and liable for any Damages (including consequential, special and punitive damages) awarded in connection with or as part of any judgment, order, decree or other final resolution by a court, tribunal or other judicial authority arising out of any claim, suit or action commenced by any third party for which indemnification is available in accordance with the terms hereof.
          8.6.4 With respect to those matters that may be subject to indemnification pursuant to Section 8.1.1(iii) above ("Environmental Indemnity Matters"), it is understood by the parties that the Buyer will have overall and daily control and management of such matters, including the right to defend any third party claims that might result in a claim for environmental indemnification pursuant to Section 8.1.1(iii). Notwithstanding the immediately preceding sentence, the right of Buyer to indemnification hereunder with respect to Environmental Indemnity Matters is subject to each of the following:
                        (i)     The Sellers' liability and
       responsibility to indemnify the Buyer with respect to any Environmental Indemnity Matter is conditioned upon the Buyer giving the Sellers prior written notice of any proposed remedial, corrective or similar action that might give rise to a claim by the Buyer for indemnification ("Environmental Action") pursuant to Section 8.1.1(iii) hereof (which notice shall be in reasonable detail) and is further conditional upon Buyer providing Sellers with a meaningful opportunity to provide Buyer with consultation and advice regarding the Environmental Action described in the notice (which consultation and advice shall be provided by the Sellers reasonably promptly and shall be carefully considered by the Buyer, in good faith); provided that, Sellers' right of consultation and advice shall in no manner be considered a right of prior approval or consent with respect to the noticed Environmental Action nor shall it prevent the Buyer from proceeding with the noticed Environmental Action, regardless of any suggestions for modification made by the Sellers, following receipt of consultation and advice from the Sellers.
                        (ii)    The Sellers' liability and
       responsibility to indemnify the Buyer with respect to any Environmental Indemnity Matter, whether or not it results in any Environmental Action, is conditioned upon the Buyer giving the Sellers a notice concerning the details of any investigation or examination by the Buyer other than the Baseline Study, with respect to any facilities or other matters, that might give rise to a claim by the Buyer for indemnification pursuant to Section 8.1.1(iii), which notice shall be given on the later of (x) one (1) year after the commencement of any such investigation or examination or (y) within sixty (60) days following the date upon which sufficient data and other information has been uncovered by the investigation or examination to give rise to the reasonable inference that a claim may result against the Sellers pursuant to Section 8.1.1(iii); provided that, notwithstanding the foregoing, the Sellers' liability and responsibility to indemnify the Buyer with respect to Environmental Indemnity Matters shall not be conditioned upon the notice referred to in this clause (ii) unless and only to the extent that, by failing to receive such notice, the Sellers can demonstrate that they were materially prejudiced in the defense of any claim by the Buyer for indemnification hereunder.
                        (iii)   No Environmental Indemnity Matter
       will be indemnifiable except to the extent that it represents an Environmental Liability or a violation of Environmental Requirements or environmental standards as they exist or existed on or before the Closing Date (and not as such Environmental Requirements or environmental standards may be amended or reinterpreted after the Closing Date).
                        (iv)    At the time when the Buyer asserts a
       claim against the Sellers for indemnification under Section 8.1.1(iii) hereof, the Buyer agrees to provide the Sellers (to the extent not already provided by the Buyer) with such documents and other data and information the Buyer has available that will catalog the history and evolution of the claim subsequent to the Closing Date, subject to any applicable confidentiality requirements or requirements for third party consent and further subject to both the Buyer and the Sellers taking whatever actions are reasonably necessary to avoid the loss or waiver of any privilege the Buyer may have against disclosure of any such documents, data or information to any third party whose position may reasonably be considered adverse to the Buyer.
                        (v)     The Buyer will not be required in
       connection with any Environmental Action to utilize the least costly alternative available or to utilize the most cost-effective methods and technologies applicable, but will make a reasonable effort to do so if and to the extent so doing will not cause any unreasonable interference with the Buyer's business or its environmental objectives.
                        (vi)    The costs and expenses for which the
       Buyer may receive indemnity hereunder in connection with Environmental Indemnity Matters will be those incurred in connection with investigations, feasibility studies, and remedial action only to the extent they are conducted pursuant to standards that are no more restrictive or onerous than those required under applicable Environmental Requirements with respect to the uses of the Animal Health Business facilities on and as of the Closing Date ("Indemnifiable Remediation Standard"). However, the Buyer, in its sole discretion, may elect to perform Environmental Action with respect to facilities that is more restrictive or more onerous than the Indemnifiable Remediation Standard in any given case; provided that, the portion of costs and expenses attributable to that portion of any such Environmental Action accomplished shall not be subject to indemnification by the Sellers hereunder.

                        (vii)   The Sellers shall have no right of
       approval with respect to any investigation and/or Environmental Actions the Buyer takes with respect to the Animal Health Business facilities after the Closing Date. To the extent there is a dispute between the parties over whether, with respect to any site or sites which are the subject of a claim for indemnification pursuant to Section 8.1.1(iii), (x) Environmental Action taken by the Buyer meets or exceeds the Indemnifiable Remediation Standard or (y) any investigation undertaken by the Buyer is reasonable, the parties shall in good faith attempt to resolve such dispute within thirty (30) days of the date any such dispute arises (or at the end of such additional period as the parties shall mutually agree) and, upon failing to do so, the parties shall promptly select (each time such a dispute arises) a third, independent and mutually acceptable environmental consultant ("Third Party Consultant") who shall, on the basis of whatever scientific, legal or other information the Buyer and the Sellers shall individually choose to submit to the Third Party Consultant for consideration, determine whether any Environmental Action by the Buyer that relates to the dispute met or exceeded the Indemnifiable Remediation Standard or the extent to which any investigation undertaken by the Buyer is reasonable. If, in connection with any such dispute, the Third Party Consultant determines that any Environmental Action which is the subject of any dispute between the Buyer and the Sellers met the Indemnifiable Remediation Standard, then all costs and expenses of such Environmental Action (if they are otherwise indemnifiable in accordance with the requirements
       hereof) are subject to indemnification by the Sellers.   If,
       on the other hand, the Third Party Consultant determines that the Environmental Action by the Buyer exceeds the Indemnifiable Remediation Standard, then the Third Party Consultant shall also determine the amount or proportion of cost and expense attributable to the excess and this proportion or amount shall not be indemnifiable hereunder by the Sellers. Notwithstanding anything set forth above in this clause (vii), it is understood that the Third Party Consultant is entitled, if the facts and circumstances so warrant, to reach the conclusion that the Buyer is not entitled to any payment from the Sellers with respect to a particular Environmental Action or with respect to an investigation undertaken by the Buyer, and it is further understood that, if the Third Party Consultant should reach the conclusion, in particular, that an investigation undertaken by the Buyer is not reasonable, but such investigation nonetheless resulted in Environmental Action, then this resultant Environmental Action shall not be considered to be ineligible for indemnification by the Sellers merely because it results from an investigation that is not reasonable. The decision of the Third Party Consultant as contemplated hereunder shall be binding on the parties and shall not in any way impair or affect the Buyer's right to conduct such investigations and/or Environmental Actions as it deems necessary in its sole discretion. The costs and expenses of the Third Party Consultant in acting pursuant to this clause (vii) shall be borne equally by the Buyer and the Sellers. The Buyer and the Sellers shall not be required on any occasion to select any firm to act as Third Party Consultant hereunder that has previously acted in such capacity in accordance herewith.
          8.6.5    The amount of any Damages for which
indemnification is provided under this Article VIII shall be reduced by any directly applicable insurance proceeds received by the Indemnified Party or any of its affiliates on account of such claim, but in no event shall any party hereof be required to file any claim against any insurance company or any other party for the recovery of any such amounts, regardless of the availability or not of any insurance coverage.

                                 ARTICLE IX

                               TAX PROVISIONS
                               --------------
     9.1  Tax Liability.
          -------------
          9.1.1 The Sellers shall be liable for and shall pay (i) any Taxes on income and state franchise taxes based on income relating to the Companies or any asset or business of any of the Companies (excluding any penalties or interest arising from any act or omission by the Buyer or, after the Closing Date, New MVI or the Veterinary Subsidiaries) that are attributable to any taxable period or portion thereof ending on or prior to the Closing Date (including periods subsequent to the end of any tax period immediately preceding the Closing Date and ending on the Closing Date), and (ii) any Taxes for which the Sellers are liable pursuant to Section 9.6 hereunder. In the event New MVI or the Veterinary Subsidiaries are required to pay any Taxes for which the Sellers have liability in accordance with the immediately preceding sentence, the Sellers will reimburse the Buyer for the payment of such Taxes upon delivery to the Sellers by the Buyer of documentation reasonably satisfactory to the Sellers demonstrating payment of such liability.
          9.1.2 The Buyer shall be liable for and shall pay all other Taxes relating to New MVI and the Veterinary Subsidiaries or any asset or business of New MVI and the Veterinary Subsidiaries for which Sellers are not liable pursuant to the provisions of Section
9.1.1 hereof.
          9.1.3 Each Company's earnings and profits and liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date shall be determined by assuming that the taxable year or period ended on and included the Closing Date.
     9.2  Tax Returns
          -----------
          9.2.1 The Sellers shall prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis all Tax Returns pertaining to jurisdictions other than the United States relating to the business or assets of each of the Companies required to be filed on or prior to the Closing Date taking into account any applicable extension. The Sellers shall prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis all United States and state and local income tax returns relating to the business or assets of each of the Companies for all taxable periods ending on or prior to the Closing Date. The Buyer shall cause New MVI and the Veterinary Subsidiaries to prepare and submit to the Sellers, for the portions of any such returns pertaining to New MVI and the Veterinary Subsidiaries, the necessary data for such portions as determined from the closing of the books as of the day the relevant taxable period ends, or on such other basis as the relevant tax statutes or regulations require, and to prepare and submit to the Sellers the data and information necessary for the Sellers to file all required United States state and local income or franchise tax returns for the Companies for all taxable periods ending on or prior to the Closing Date.
          9.2.2 The Buyer shall prepare or cause to be prepared, and file, or cause to be filed, on a timely basis all Tax Returns relating to the business or assets of each of New MVI and the Veterinary Subsidiaries, consistent with all applicable laws, rules or regulations, other than those Tax Returns for which the Sellers have responsibility pursuant to Section 9.2.1; provided that, the Buyer shall provide the Sellers, for the Sellers' review and reasonable approval at least thirty (30) days prior to filing, with copies of all Tax Returns for which Seller has any responsibility for the reimbursement of the Buyer or the payment of any Taxes pursuant to this Article IX.
     9.3  Refunds and Carrybacks.
          ----------------------
          9.3.1 The Sellers shall be entitled to any refunds of Taxes paid by or on behalf of the Companies (including refunds paid by means of a credit against other or future Tax liabilities) relative to any Taxes with respect to which the Sellers are liable pursuant to this Article IX.
          9.3.2 The Buyer shall be entitled to all other refunds of Taxes paid by or on behalf of New MVI and the Veterinary Subsidiaries (including refunds paid by means of a credit against other or future Tax liabilities), other than those refunds of Taxes to which the Sellers are entitled pursuant to Section 9.3.1.
          9.3.3 The Buyer shall reimburse the Sellers for any refunds due the Sellers (pursuant to the terms of this Section 9.3) within five (5) days after receipt thereof, and the Sellers shall reimburse the Buyer for any refunds due the Buyer (pursuant to the terms of this Section 9.3) within five (5) days after receipt thereof. In the case of a refund received in the form of a credit against other or future Tax liabilities, reimbursement in respect of such refund shall be due in each case on the due date for payment of the Taxes against which such refund has been credited.
     9.4  Cooperation.  After the Closing Date, each of the Buyer and
          -----------
the Sellers shall make available to the other, as reasonably requested, and to any taxing authority (whether federal, state, local, domestic or foreign), all information, records and documents relating to Tax liabilities or potential Tax liabilities relating to any of the Companies and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extension thereof.
     9.5  Tax Sharing.  Any and all existing Tax sharing, allocation,
          -----------
compensation or like agreements or arrangements that include any one or more of New MVI and the Veterinary Subsidiaries shall be terminated as of the Closing Date without liability to New MVI and the Veterinary Subsidiaries or the Buyer; provided that, such agreements or arrangements shall remain in effect for so long as and to the extent necessary to allow the Sellers and Sellers' affiliates to complete Tax Returns of New MVI, the Veterinary Subsidiaries and their affiliates for taxable periods ending on or prior to the Closing Date.
     9.6  Transfer Taxes.  The Buyer and the Sellers shall share
          --------------
equally the cost of all excise, real property transfer, stamp, filing, recordation or other similar Taxes payable in respect of or as a consequence of the transfer of the shares of New MVI hereunder and the Buyer shall be responsible for the cost of all excise, real property, transfer, stamp, filing, recordation or other similar Taxes payable in respect of or as a consequence of the transfer of the shares of each Veterinary Subsidiary.
     9.7  Audits.  The Buyer shall promptly notify the Sellers, and
          ------
the Sellers shall promptly notify the Buyer, as the case may be, in writing upon receipt of notice of any pending or threatened Tax audits or assessments which may affect the Tax liabilities of any one or more of the Companies relating to a period with respect to which the other is liable for Taxes pursuant to this Agreement, including this Article IX. The Sellers, at their sole cost and expense, shall represent their own interests and the interests of the relevant Companies in any matter, including any audit, examination, assessment, notice of deficiency or other adjustment or proposed adjustment, or administrative or judicial proceeding, the settlement of any of the foregoing, or the filing of any amended return involving a liability for Taxes relating to a period with respect to which the Sellers are liable pursuant to this Article IX. Notwithstanding the foregoing, the Buyer, at its sole cost and expense, shall represent its own interest and the interests of New MVI and the Veterinary Subsidiaries in any Tax matters involving a liability for Taxes relating to a period with respect to which the Buyer has liability pursuant to this Article IX. The Buyer and the Sellers shall cooperate fully with each other and their respective counsel in the defense or compromise of any Tax matter for which either or both could be liable including, without limitation, the provision of any necessary powers of attorney.
     9.8  FIRPTA Certificate.  Each of the Sellers shall have
          ------------------
delivered to the Buyer a certificate, as contemplated under and meeting the requirements of section 1.1445-2(B)(2)(i) of the United States Treasury Regulations, to the effect that each such Seller is not a foreign person within the meaning of the Code and the applicable United States Treasury Regulations.

     9.9  Section 338 Elections and Forms.
          -------------------------------
          9.9.1 With respect to the Buyer's acquisition of New MVI (and the deemed acquisition of the Veterinary Subsidiaries that are U.S. subsidiaries of New MVI), the Buyer and the Sellers shall properly make all joint elections available under Section 338(g) and 338(h)(10) of the Code and any comparable provisions of state tax laws ("Section 338 Elections"), in accordance with the principles outlined in a letter from John Cannova of MI to Peter Bouchoux of the Buyer dated May 7, 1997, a copy of which is attached as Exhibit D. The Buyer and the Sellers agree to report the transfers under this Agreement consistent with the Section 338 Elections and the portion of Purchase Price allocated to New MVI pursuant to Section 2.2 of this Agreement, and shall take no position contrary thereto unless required to do so by applicable Tax laws.
          9.9.2 The Buyer and the Sellers shall (i) cooperate with each other and furnish such information to each other as may be reasonably requested in connection with the preparation and filing relative to the Section 338 Elections and (ii) execute and deliver to the other party such documents or forms as are required by any Tax laws properly to complete such forms at least twenty (20) days prior to the date such forms are required to be filed.
          9.9.3 The Buyer and the Sellers agree that they shall, prior to the Closing Date, enter into an agreement concerning the computation of the "Modified Aggregate Deemed Sale Price" (as defined in the Treasury Regulations promulgated under Section 338 of the
Code) and the allocation of such "Modified Aggregate Deemed Sale Price" among the assets of New MVI and the appropriate Veterinary Subsidiaries (the "Allocation Agreement").
     9.10  Conduct of Tax Affairs.  Except to the extent otherwise
           ----------------------
specifically provided in relevant portions of Section 5.1.2, from the date hereof until the Closing Date, the Sellers and the Companies will conduct all Tax affairs relating to the Companies only in the ordinary course of business and in good faith, in substantially the same manner as heretofore conducted and in substantially the same manner as such affairs would have been conducted absent this Agreement.

                                 ARTICLE X

                             FURTHER AGREEMENTS
                             ------------------

     10.1  Certain Definitions.  The following terms (as used
           -------------------
primarily in this Article X) shall have the meanings set forth below:
           10.1.1  Continuing Employees.  The term "Continuing
                   --------------------
Employees" shall mean all employees of the Companies (other than Coopers Animal Health, Inc., MVI and MVII) on the Closing Date, including those employees of the Companies receiving benefits under any of the short-term disability plans or the long-term disability plans of the Sellers on the Closing Date.
           10.1.2  U.S. Continuing Employees.  The term "U.S.
                   -------------------------
Continuing Employees" shall mean all Continuing Employees of any of the United States Companies on the Closing Date.
           10.1.3  Key Executives.  The term "Key Executives" shall
                   --------------
mean all employees of any of the Companies of executive rank with an agreement or other arrangement with any of the Sellers (or their affiliates) relating to "stay bonuses", severance benefits and/or payments or other incentive compensation. All Key Executives as well as all such agreements and arrangements are set forth on Schedule 10.1.3.
           10.1.4  Select Employees.  The term "Select Employees"
                   ----------------
shall mean all employees of any of the Companies that are designated as Select Employees on Schedule 10.1.4.
           10.1.5  U. S. Covered Employees.  The term "U. S. Covered
                   -----------------------
Employees" shall mean (i) U.S. Continuing Employees, including Select Employees, whose employment with the Buyer, New MVI or the Veterinary Subsidiaries does not terminate within ninety (90) days after the Closing Date and (ii) U.S. Continuing Employees who are Key Executives whose employment with the Buyer, New MVI or the Veterinary Subsidiaries does not terminate within thirty (30) days after the Closing Date.
     10.2  Employee Benefit Plan Obligations.
           ---------------------------------
           10.2.1  Sellers' Obligations.  The Sellers shall pay the
                   --------------------
cost of all awards and payments with respect to current and former employees of the Companies under the following incentive compensation and benefit plans and arrangements:
                   (a)  the Sellers' Management Incentive
     Compensation Plan ("MICP"),
                   (b) the Sellers' Long-Term Incentive Compensation Plan ("LTIP"),
                   (c) any agreement or other arrangement with a Key Executive (as disclosed on Schedule 10.1.3),
                   (d)  the "stay bonuses" and other incentive
     compensation under the agreements with the Select Employees,
                   (e)  the Sellers' Supplemental Executive
     Retirement Plan and Supplemental Benefit Plan, and
                   (f) payments of all matching amounts (including the Supermatch) pursuant to the Seller Savings Plan.
     The only obligation of the Buyer, New MVI, the Veterinary Subsidiaries or their affiliates regarding employee benefits and severance shall be set forth in Sections 10.2.2, 10.2.3, 10.2.4,
     10.2.5 and 10.3 herein. All other liability for employee benefits and severance shall be retained and/or assumed by the Sellers.
           10.2.2  Coverage under the Buyer's Pension Plan.
                   ---------------------------------------
     At the Closing Date, the Buyer shall begin to provide U. S. Continuing Employees with retirement benefits under the current pension plan maintained by the Buyer for its own similarly situated employees (the "Buyer Pension Plan") in accordance with the terms of such plans except as set forth herein. The Buyer Pension Plan shall take into account all service with the Sellers or any of the Companies (other than service credited pursuant to any enhanced severance benefits in connection with the transactions contemplated by this Agreement or any other severance arrangement of the Sellers or the Companies) for purposes (except accrual of benefits) of determining eligibility to participate, vesting of benefits, and eligibility for early retirement subsidies and for any benefit, right or feature under the Buyer Pension Plan to the extent such service is taken into account under the Mallinckrodt Inc. Retirement Plan (together with any predecessor plan, the "Seller Pension Plan").
     The Seller Pension Plan shall continue to retain the assets and liabilities (including any liability for credited service or enhancements as a result of the transaction contemplated herein or as a result of any severance arrangement) accrued as of the Closing Date with respect to all current and former employees of the Companies (or any surviving spouse or other beneficiary thereof), including U.S. Continuing Employees who will be participants under the Buyer Pension Plan. At the Closing Date, the Seller shall freeze the Seller Pension Plan with respect to the retirement benefits of U.S. Continuing Employees thereunder. The Seller Pension Plan shall make direct payment of any accrued benefits from the Seller Pension Plan to any U.S. Continuing Employees as provided for by the terms thereunder. The Seller will provide the required notice under ERISA
Section 204(h) to all U.S. Continuing Employees under the Seller Pension Plan whose future benefits will cease to accumulate.
           10.2.3  Coverage under the Buyer's Investment Plan.
                   ------------------------------------------
                   (a)  Coverage.  At the Closing Date, the Buyer
                        --------
shall begin to provide U.S. Continuing Employees with coverage under the current fully qualified 401(k) plan maintained by the
Buyer for its own similarly situated employees (the "Buyer
Savings Plan") in accordance with the terms of such plan except as set forth herein. In addition, the Buyer shall provide U. S. Continuing Employees with coverage under the Schering-Plough Employees' Profit-Sharing Incentive Plan (the "Buyer Profit-
Sharing Plan") in accordance with the terms of such plan except as set forth herein. The Buyer Savings Plan and the Buyer Profit-Sharing Plan shall take into account all service with the Sellers or any of the Companies (other than service credited pursuant to any enhanced severance benefits in connection with the transactions contemplated by this Agreement or any other severance arrangement of the Sellers or the Companies) for all purposes including the determination of eligibility to participate, vesting of benefits, computing the annual contribution percentage (for the Buyer Profit-Sharing Plan) and for any benefit, right or feature under the Buyer Savings Plan and under the Buyer Profit-Sharing Plan (other than allocations relating to periods on or prior to the Closing Date), to the extent such service is taken into account under the Investment Plan for Employees of Mallinckrodt Inc. (together with any predecessor plan, the "Seller Savings Plan").
With respect to any U.S. Continuing Employee who is not a U.S. Covered Employee, the Buyer Profit-Sharing Plan shall waive the requirement that an employee be employed through the end of the plan year.
                   (b)  Transfer of Accounts. The Seller shall amend
                        --------------------
the Seller Savings Plan to permit U. S. Covered Employees to elect to transfer their accounts under the Seller Savings Plan to the Buyer Savings Plan, during the period commencing one hundred twenty (120) days subsequent to the Closing Date and ending one hundred fifty
(150) days subsequent to the Closing Date (the "Election Period"), so that the transfers qualify as "elective transfers" within the meaning of Treasury Regulation section 1.411(d)-4 Q&A-3(b)(1). The Buyer Savings Plan shall permit U.S. Covered Employees to make a one-time election to transfer their accounts from the Seller Savings Plan to the Buyer Savings Plan during the Election Period.
                        (i)  Transfers shall be made in cash and,
       with respect to any participant with a loan from the Seller Savings Plan who elects to transfer his or her account to the Buyer Savings Plan during the Election Period, the loan to the participant will be transferred (which transfer shall be made in kind by transfer to the trustee of the Buyer Savings Plan by transfer of all documentation of such loan, including promissory note and any other security for such loan). The Sellers shall provide the Buyer with, along with the assets to be transferred, a copy of the reports and all supporting documentation relating to the determination of such amounts together with such related materials as the Buyer may reasonably request.
                        (ii)  Account balances shall be transferred
       on a date agreed upon by the Sellers and the Buyer, which in no event shall be later than the close of the second calendar year following the calendar year of the Closing Date (the "Defined Contribution Asset Transfer Date"); provided however, prior to any transfer the parties shall exchange favorable IRS determination letters under Code Section 401(a) relating to qualification of the Buyer Savings Plan and the Seller Savings Plan.
                        (iii) The Sellers shall cause the trustee and the administrator for the Seller Savings Plan to transfer to the Buyer Savings Plan, an amount equal to the sum of all of the account balances of all U.S. Covered Employees who elect to transfer their accounts to the Buyer Savings Plan during the Election Period, determined as of the periodic valuation date (the "Valuation Date") under the Seller Savings Plan which immediately precedes the Defined Contribution Asset Transfer Date, plus or minus any investment returns allocable to those accounts from that Valuation Date through the Defined Contribution Asset Transfer Date, plus contributions allocable to those accounts that are due to the Seller Savings Plan for periods prior to the Closing Date, less benefit payments made from the Seller Savings Plan which have not been allocated as of the Valuation Date to the U.S. Covered Employees' accounts in the Seller Savings Plan that are to be transferred. The determination of the account balances of the U.S. Covered Employees under the Seller Savings Plan will be made by the record keeper for the Seller Savings Plan, and such balances shall be subject to reasonable verification by the Buyer. The Sellers shall not be obligated to make contributions to the Seller Savings Plan for the U.S. Continuing Employees for periods following the Closing Date; provided, that the Sellers will make any contributions due to the Seller Savings Plan for periods ending on or before the Closing Date no later than the Defined Contribution Asset Transfer Date.
                   (c)  Compliance of Transfer With Law.  The Sellers
                        -------------------------------
warrant that the Seller Savings Plan is qualified, both in form and operation, under the applicable provisions of the Code and that such amounts of assets to be transferred hereunder shall not be less than the amounts which would be determined in accordance with Section 414(l) of the Code and Section 208 of ERISA and the applicable regulations and rulings under those sections.

                   (d)  Buyer Savings Plan.  The Buyer warrants that
                        ------------------
the Buyer Savings Plan is qualified, both in form and operation, under the applicable provisions of the Code. The Buyer further warrants that on the Defined Contribution Asset Transfer Date the accrued benefits to be provided under the Buyer Savings Plan relating to U.S. Covered Employees electing a transfer during the Election Period shall be equal to the U.S. Covered Employees' account balances under, and assets to be transferred to, the Buyer Savings Plan.
                   (e)  Continued Operation After Closing.  On or
                        ---------------------------------
after the Closing Date, but prior to the Defined Contribution Asset Transfer Date, the Sellers shall direct payment of benefits from the Seller Savings Plan to or on behalf of any U.S. Continuing Employee, or any surviving spouse or other beneficiary thereof, who becomes entitled to benefit payments under the terms of the Seller Savings Plan during such period. All such payments shall reduce the amount of U.S. Continuing Employee account balances and transferable assets. On or after the Closing Date except as set forth above in Subsection
(b) and below in Subsection (h), U.S. Continuing Employees shall not be entitled to make further contributions to the Seller Savings Plan nor shall the Sellers make further contributions to the Seller Savings Plan on behalf of U.S. Continuing Employees nor shall U.S. Continuing Employees be entitled to obtain loans under the Seller Savings Plan.
                   (f)  Participation in Buyer Savings Plan.  Each
                        -----------------------------------
U.S. Continuing Employee who, as of the Closing Date, had satisfied the service requirements for participation in the Buyer Savings Plan, and who is actually participating in the Seller Savings Plan shall become an active participant in the Buyer Savings Plan, shall make new salary deferral and investment elections and execute such other documentation as may be reasonably required by the Buyer Savings Plan.
                   (g)  Records.  As soon as practicable after the
                        -------
Closing Date but in no event later than sixty (60) days after the Closing Date, the Sellers shall deliver or cause to be delivered to the Buyer such copies of all applicable personnel records pertaining to the Seller Savings Plan and the participation therein of the U.S. Continuing Employees as of the Closing Date and copies of any other applicable records pertaining to the participation of the U.S. Continuing Employees in the Seller Savings Plan as the Buyer may reasonably request.
                   (h)  Loans.  The Sellers agree to amend the
                        -----
provisions of the Seller Savings Plan to permit U.S. Continuing Employees with account balances in the Seller Savings Plan and who have loans outstanding under that Plan as of the Closing Date to continue to repay those loans in periodic installments through the Defined Contribution Asset Transfer Date and while such persons are actively employed by the Buyer or any of its affiliates subsequent to the Closing Date. All employee payments due on such loans between the Closing Date and the Defined Contribution Asset Transfer Date (or, for U.S. Covered Employees who do not elect an account transfer during the Election Period, one hundred fifty (150) days after the Closing Date) will be collected and transmitted to the Seller Savings Plan by the Buyer, so long as such employees are still employed by the Buyer or its affiliates, and the Sellers shall take any action necessary to cause the Seller Savings Plan to accept such payments. The Sellers shall be responsible for all administration for loans that are not transferred to the Buyer Savings Plan by virtue of an election by a U.S. Covered Employee during the Election Period.
     The Seller Savings Plan shall: (i) retain the assets and liabilities existing thereunder, as of the Closing Date with respect to all current and former employees of the Companies (or any surviving spouse or other beneficiary thereof), other than U.S. Covered Employees who have made an election to transfer assets to the Buyer Savings Plan pursuant to Section 10.2.3(b), and, (ii) make direct payment of any benefits from the Seller Savings Plan (as and when required by the terms thereof) to or on behalf of such current and former employees of the Companies (or any surviving spouse or other beneficiary thereof), other than U.S. Covered Employees who have made an election to transfer assets to the Buyer Savings Plan pursuant to Section 10.2.3(b).
           10.2.4  Welfare Plans.  On the Closing Date, the Buyer
                   -------------
shall allow the U.S. Continuing Employees to participate in all of the welfare benefit plans provided by the Buyer to its similarly situated employees (the "Buyer Welfare Plans") in accordance with the terms of such plans except as set forth herein.
                   (a)  Coverage.  The Buyer shall provide U. S.
                        --------
Continuing Employees, to the extent eligible, with life, disability and health insurance coverage under the Buyer Welfare Plans without requiring evidence of insurability and without application of any restrictions or limitations for any pre-existing physical or mental conditions, to the extent permitted pursuant to the relevant Buyer Welfare Plan and applicable law. The Buyer Welfare Plans shall take into account claims arising during the plan year of the Sellers' health plan in which the Closing Date occurs for the purposes of satisfying deductibles, out-of-pocket maximums, benefit maximums and all similar limitations, to the extent permitted pursuant to the relevant Buyer Welfare Plan and applicable law.
                   (b)  Credited Service.  The Buyer shall credit
                        ----------------
U.S. Continuing Employees with periods of employment with the Sellers or any United States Company (but not including any additional credited service that the Sellers may grant to U. S. Continuing Employees in connection with severance plans or arrangements adopted to benefit employees whose employment ends as a result of the transactions contemplated by this Agreement or otherwise) for the purposes of determining the amount of benefits to be provided under the following and all other Buyer Welfare Plans, to the extent permitted pursuant to the relevant Buyer Welfare Plan and applicable law:
                        (i)   vacation pay policies to determine
       vacation entitlement, vacation days and pay and eligibility,
                        (ii) sick pay policies (including short-term disability) to determine entitlement to sick pay, days of paid sick leave and eligibility,
                        (iii) post-retirement health,
       hospitalization, medical or insurance plans, programs and
       policies, and
                        (iv)  severance benefits payable to U.S.
       Covered Employees; provided however, any U.S. Continuing Employee that is a Severed Employee under Section 10.2.5(a) or to whom the Sellers are obligated to provide severance benefits under Section 10.2.6 shall not participate in any severance plan, policy or arrangement of the Buyer.
                   (c)  Retiree Medical Benefits.  It is understood
                        ------------------------
that the Buyer is undertaking all liability and responsibility for providing post-retirement medical and other welfare benefits to all U.S. Covered Employees and that no assets will be transferred from the Sellers to the Buyer to fund such obligation. However, it is also understood that the Sellers are retaining all liability and responsibility for providing post-retirement medical and other welfare benefits to all employees of the Animal Health Business who have retired prior to the Closing Date and all other employees who are not U. S. Covered Employees; provided, however that the Buyer shall pay the Sellers for retaining such liabilities an amount equal to fifty percent (50%) of the amount of the actual claims paid relating to such liabilities that arise during the five (5) year period immediately subsequent to the Closing Date, up to an aggregate amount of Six Million Five Hundred Thousand Dollars ($6,500,000).
                   (d)  Continuation of Mallinckrodt Veterinary
                        ---------------------------------------
Cafeteria Plan.
--------------
                        (i)  The Buyers  shall cause New MVI to
       assume sponsorship of the health care reimbursement plan and dependent care reimbursement plan under the FlexSecurity Plan for Salaried Employees of MVI (the "FlexSecurity Plan") for the remainder of the plan year in which the Closing Date occurs. Existing elections by U.S. Continuing Employees with respect to reimbursement accounts under the health care reimbursement plan and dependent care reimbursement plan under the FlexSecurity Plan (the "Reimbursement Accounts") shall continue in force for the remainder of the coverage periods to which such elections relate, subject to any rights that a participating employee may have under the FlexSecurity Plan to change an existing election.
                        (ii)  Nothing in this paragraph (d) shall
       require the Buyer to continue the FlexSecurity Plan beyond the plan year in which the Closing Date occurs or, subject to
       Section 10.2.4(a), prevent the Buyer from discontinuing any benefit plans or options under the FlexSecurity Plan other than the Reimbursement Accounts. Furthermore, the Buyer shall have no obligation to provide coverage to U.S. Continuing Employees under any health care reimbursement plan of the Buyer or dependent care reimbursement plan of the Buyer for as long as the Reimbursement Accounts are continued in force.
           10.2.5  Buyer's Obligation for Severance Benefits for
                   ---------------------------------------------
Continuing Employees. The Buyer shall make severance payments to
--------------------
employees of the United States Companies who meet the definition of Severed Employee in Section 10.2.5(a). The amount of severance payments shall be determined under Section 10.2.5(b). The Buyer shall have no obligation to make severance payments that the Sellers are obligated to make under Section 10.2.6.
                   (a) A "Severed Employee" is any U.S. Continuing Employee (other than any Key Executives for which the Sellers have an obligation to make severance payments pursuant to section 10.2.6 hereof) who is terminated at any time within the one (1) year period commencing on the Closing Date, other than for death, disability or cause, and other than voluntarily, and who executes any release of claims reasonably required under the terms of the applicable severance arrangement in Section 10.2.5(b) and/or by the Buyer. Transfer of employment from one Company to another Company or to an affiliate of the Buyer (if the employee is transferred at substantially the same rate of pay and to a substantially equivalent position) shall not constitute termination for this purpose, unless the transfer presents a personal financial hardship to such employee.
                   (b) The amount and type of severance benefits payable to a Severed Employee shall be the benefits set forth on Exhibit E, which are similar to those provided in the Mallinckrodt Strategic Change Initiative termination package (provided that, the Buyer, New MVI, the Veterinary Subsidiaries and any of their affiliates shall not have any liability or responsibility for any additional enhancements to any Plan or Non-ERISA Plan) or, if the Severed Employee is a Key Executive with a letter agreement addressing severance payments and benefits, inter alia, the benefits shall be those set forth in the letter agreement instead of those set forth on Exhibit E.
                   (c)  Subject to subsection (b) set forth
immediately above, the Buyer shall be responsible for providing health care continuation coverage that complies with the requirements of Part 6 of Title I of ERISA and Code section 4980B to Severed Employees, at the Severed Employees' sole cost and expense, under the Buyer's group health plans.
                   (d) It is understood that each Severed Employee shall be entitled to receive payment for all earned and unused vacation for the calendar year of the termination of employment on and as of the date of severance.
           10.2.6  Sellers' Obligations for Severance Benefits.  The
                   -------------------------------------------
Sellers shall be jointly and severally liable for the following severance payments:
                   (a) to the extent not included on the Annual Balance Sheet, all severance payments and benefits resulting from the June, 1993 restructuring of Mallinckrodt Animal Health and the December, 1995 administrative restructuring of Mallinckrodt Inc. (relating to the Companies),
                   (b) all severance and benefit payments for any Key Executive pursuant to any agreement or arrangement referenced in
Section 10.1.3 (as disclosed on Schedule 10.1.3) whose employment with the Buyer, New MVI or the Veterinary Subsidiaries is terminated by the Buyer on or before thirty (30) days after the Closing Date,
                   (c) any enhancements to any Plan, Non-ERISA or International Plan pursuant to any severance agreement or arrangement, and
                   (d)  any other severance liability of the
Companies not set forth in Section 10.2.5 or 10.3.2.
     10.3  International Employees.  At the Closing Date, the Buyer
           -----------------------
shall provide any Continuing Employee whose principal place of employment is outside the United States and who is not a U.S. Continuing Employee (an "International Employee") with such pension plans, investment plans and welfare plans which on average are not less favorable than the plans currently provided by the Sellers. If the Buyer has no employees in a jurisdiction in which there are International Employees, the Buyer will take such actions as may be necessary to ensure continued participation of the relevant International Employees in the employee benefit plans maintained by the relevant Non-Domestic Company, to the extent permitted by applicable law. Any International Employee that is a Severed International Employee under Section 10.3.3 or to whom the Sellers are obligated to provide severance benefits under Section 10.2.6 shall not participate in any severance plan, policy or arrangement of the Buyer.
           10.3.1 To the extent permitted by applicable law and where applicable, the Sellers shall cause assets of such pension, investment and any funded welfare plans to be transferred. Where plans are maintained solely for the benefit of International Employees, the assets and liabilities of the plans will be transferred in their entirety to the Buyer or its affiliates. For all other pension, investment and welfare plans maintained for employees which include International Employees, the Buyer and the Sellers shall mutually agree upon the amount, timing and manner of payment of the asset transfers referred to in the immediately preceding sentence; the timing and manner of payment shall be similar to that which would be customary in the applicable country in transactions of the type contemplated in this Section 10.3. The parties understand and agree that any pension, investment and welfare plan assets to be transferred with respect to International Employees will be those held by or accrued with respect to the appropriate International Employees of the Sellers on and as of the Closing Date, adjusted for earnings through the transfer date.
           10.3.2 Other than payments for which the Sellers are liable pursuant to Section 10.2.6, the Buyer shall make severance payments in accordance with applicable local law (including past practice where this has the force of law) and applicable agreements (which agreements and practices are set forth on Schedule 10.3.2) to International Employees who meet the definition of Severed International Employee in Section 10.3.3.
           10.3.3 A "Severed International Employee" is any International Employee on the Closing Date who is terminated at any time within the one-year period commencing on the Closing Date, other than for death, disability or cause, and other than voluntarily, and who executes any release of claims reasonably required under the terms of the applicable severance arrangement and/or by the Buyer. Transfer of employment from one Company to another Company or to an affiliate of the Buyer (if the employee is transferred at substantially the same rate of pay and to a substantially equivalent position) shall not constitute termination for this purpose, unless the transfer presents a personal financial hardship to such employee.
     10.4  Employment of Continuing Employees.  On the Closing Date,
           ----------------------------------
the Buyer shall become the employer of all International Employees and the Buyer shall become the employer of all U. S. Continuing Employees and shall offer such employees equivalent positions and at least the same wage as in effect immediately prior to the Closing Date (which shall not have increased other than in the normal course from the wage data provided by the Sellers to the Buyer prior to the Closing Date); provided however, no International Employee or U.S. Continuing Employee shall be paid wages in excess of the wages paid to employees of the Buyer or its affiliates who are of equivalent position as of the Closing Date. Notwithstanding anything set forth herein, the Buyer may terminate the employment of any International Employee or U.S. Continuing Employee in its sole and absolute discretion.
     10.5  Executive Life; Commission Agents.
           ---------------------------------
           10.5.1  Executive Life Insurance Plan.  The Sellers shall
                   -----------------------------
be liable for the payment of all benefits pursuant to and all costs associated with the Mallinckrodt Inc. Executive Life Insurance Plan or any similar life insurance plan or arrangement relating to the Companies' employees prior to the Closing Date, and the Buyer, its affiliates and any Company shall not be liable for any payments or charged for any costs associated with the same.
           10.5.2  Worker's Compensation and Similar Liability.  The
                   -------------------------------------------
Sellers shall be liable for any worker's compensation, auto, general and similar liabilities relating to the employees of the Companies and arising prior to the Closing Date, except to the extent of the aggregate dollar amount of accruals for such liabilities as reflected in Total Current Liabilities as of the Closing Date.
           10.5.3  Commission Agents.  The Sellers shall be liable
                   -----------------
for claims for any employee benefits, severance or similar benefits (to the extent arising out of facts, circumstances and services provided or occurring prior to the Closing Date) of any party to a Commission Agent agreement or arrangement that such person is entitled to under such agreement or arrangement, except to the extent of the aggregate dollar amount of accruals for such liabilities as reflected in Total Current Liabilities as of the Closing Date.
     10.6  Employee Records; Transition Assistance.  The Sellers
           ---------------------------------------
shall provide all records (including personnel and corporate records) to the Buyer within a reasonable time prior to the Closing. The Sellers shall assist the Buyer as appropriate to assure the orderly transition of Continuing Employees as a part of the transactions contemplated pursuant to this Agreement. The Sellers shall also generally assist the Buyer by providing information and access to information to facilitate the orderly transfer of the Animal Health Business to the Buyer.
     10.7  Further Assurances.  After the Closing Date, the Sellers
           ------------------
and the Buyer shall, from time to time upon any other party's request, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further assignments, documents, instruments, transfers, conveyances, discharges, releases, assurances and consents, and shall take or cause to be taken such further actions, as such other party may reasonably request to further evidence or carry out the transactions contemplated by, and the purposes of, this Agreement.
     10.8  Record Retention and Access.  For a period of seven (7)
           ---------------------------
years following the Closing Date, the Buyer shall grant each of the Sellers and their respective representatives access to, and shall make available to each of the Sellers and their respective representatives, all properties, facilities, records, files, documents and correspondence of the Companies, during regular business hours and upon reasonable prior notice, for purposes of preparing tax returns and securities filings, prosecution and defense of litigation and all other proper business purposes. If within such seven (7) year period the Buyer desires to destroy any records, files, documents or correspondence of the Companies, the Buyer shall not destroy such items without giving thirty (30) days prior written notice to the Sellers, upon which notice the Sellers shall have the right to take possession of such records, files, documents and correspondence.
     10.9  Noncompetition.  During the period commencing on the
           --------------
Closing Date and continuing until the second annual anniversary of the Closing Date (the "Noncompetition Period"), the Sellers shall not, directly or indirectly, own, manage, operate or control any business anywhere in the world which develops, manufactures and sells any products or services in competition with the Animal Health Business (a "Competitive Business"); provided, however, that the foregoing covenant shall not prohibit, or be interpreted as prohibiting, the Sellers from (i) manufacturing or selling raw materials to a Competitive Business, (ii) developing, manufacturing or selling ingredients and compounds used in the Competitive Business for purposes other than those related directly to the Competitive Business, (iii) entering into any relationship with a person or entity not owned, managed, operated or controlled by the Sellers for purposes primarily unrelated to the Competitive Business, (iv) making equity investments in publicly owned companies which conduct a Competitive Business, provided such investments do not confer control of any such company upon the Sellers, (v) acquiring any person or entity which conducts a Competitive Business if either (a) in the calendar year prior to such acquisition, the revenues of such person or entity from its Competitive Business do not constitute more than 25% of the total revenues of such person or entity, or (b) the Sellers promptly commence and thereafter pursue for a period of six
(6) months the transfer of that portion of the business of such person or entity as constitutes a Competitive Business upon terms and conditions and at a price determined by the Sellers in their sole discretion, failing which the Sellers shall for a period of three (3) months following such six (6) month period negotiate with the Buyer in good faith for the sale of such Competitive Business to the Buyer on terms and conditions and at a price mutually agreeable to the Sellers and the Buyer, or (vi) engaging in any activities contemplated by Section 5.5 hereof.

                                 ARTICLE XI

                                MISCELLANEOUS
                                -------------
     11.1  Source of Representations and Warranties.  The
           ----------------------------------------
representations and warranties contained herein or in any schedule or other document attached hereto shall be deemed representations and warranties by the party by whom, or on whose behalf, the same is delivered, except and unless as otherwise provided herein.
     11.2  Payment of Fees and Expenses.  The Buyer shall pay and be
           ----------------------------
responsible for all of its own fees and expenses (including fees and expenses of its counsel, accountants and other advisers) incurred incident to the negotiation, preparation and execution of this Agreement and the Subsidiary Agreements and the consummation of the transactions contemplated herein and therein. The Sellers shall pay and be responsible for all of their own and Companies' fees and expenses (including fees and expenses of counsel, accountants and other advisers) incurred by them incident to the negotiation, preparation and execution of this Agreement and the Subsidiary Agreements and the consummation of the transactions contemplated herein and therein.
     11.3  Entire Agreement.  This Agreement, any exhibits,
           ----------------
schedules, annexes and appendices to this Agreement, and any other documents referenced herein constitute the entire agreement and understanding of the parties as to the subject matter hereof, and supersede any and all prior discussions, negotiations, letters of intent, and agreements, whether written or oral, express or implied, between the parties with respect to its subject matter. Any references in any Subsidiary Agreement to the mutual agreement of the parties shall be determined expressly in accordance with the principles, agreements, conditions and other terms of this Agreement. In the event of any conflict or inconsistency in the interpretation of this Agreement and any Subsidiary Agreement, the former shall prevail.
     11.4  Modification.  This Agreement may not be modified except
           ------------
by a writing specifically referring to this Agreement and executed by duly authorized representatives of the parties.
     11.5  Waiver.  The failure by any party to exercise any of its
           ------
rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion shall not constitute or be deemed a waiver of that party's rights thereafter to exercise any rights hereunder or to enforce each and every term and condition of this Agreement.
     11.6  Notices.  All notices, consents, approvals or other
           -------
notifications required to be sent by one party to the other party hereunder shall be in writing and shall be deemed served upon the other party if delivered by hand or sent by United States registered or certified mail, postage prepaid, with return receipt requested, or by facsimile or air courier addressed to such other party at the address set out below, or the last address of such party as shall have been communicated to the other party. If a party changes its address, written notice shall be given promptly to the other party of the new address. Unless otherwise specified in this Agreement, notice shall be deemed given on the day after it is sent (in the case of delivery by method other than hand delivery) or the date of delivery (in the case of delivery by hand) in accordance with the provisions of this section. The address for notices is as follows:

          The Buyer:   Raul E. Kohan, President
                       Schering-Plough Animal Health
                       c/o Schering-Plough Corporation
                       1095 Morris Avenue
                       Union, NJ 07083-1982

          Copy to:     William J. Silbey
                       Staff Vice President, Secretary and
                       Associate General Counsel
                       Schering-Plough Corporation
                       One Giralda Farms
                       Madison, NJ 07946

          The Sellers: Mallinckrodt Inc.
                       675 McDonnell Blvd.
                       St. Louis, Missouri 63134
                       Attn:  Ashok Chawla
                       Vice President, Strategic Management

          Copy to:     Mallinckrodt Inc.
                       675 McDonnell Blvd.
                       St. Louis, Missouri 63134
          Attn:        Roger A. Keller
                       Vice President and General Counsel

     11.7 Binding Effect and Assignment.  This Agreement shall inure
          -----------------------------
to the benefit of and be binding upon the parties hereto, their successors and assigns. Neither party shall, without the written consent of the other party, assign or transfer any of its rights, benefits, obligations, or other interest under this Agreement to any other party; except that, without the written consent of the other party, either or both of the Sellers or the Buyer may assign this Agreement to an affiliate. Notwithstanding any such assignment to an affiliate, the assignor shall remain fully liable to the other party in accordance with the terms hereof, regardless of whether or not such assignment was effected with or without the necessity of obtaining the consent of the other party hereto.
     11.8  Governing Law: Jurisdiction and Venue; Service of Process.
           ---------------------------------------------------------
This Agreement shall be construed, interpreted and enforced in accordance with the laws (both substantive and procedural) of the State of New York, but excluding its law of conflicts; provided that, any action which relates solely to a claim regarding title to or a lien on any real property or concerning any real property lease shall be governed by the law of the jurisdiction in which the property as to which the claim is brought is located and may also be brought in the appropriate court of local jurisdiction; provided further that, notwithstanding the immediately preceding proviso, action may also be brought in the appropriate court of local jurisdiction if the federal district court or state courts sitting in the Southern District of New York or the Borough of Manhattan, City of New York, New York, United States of America do not accept jurisdiction upon first application, which court of local jurisdiction shall apply New York law in such case. All parties to this Agreement irrevocably consent to jurisdiction and venue in the federal courts in the Southern District of New York for the purposes of any court proceedings hereunder, irrevocably agree to service of process by the means set forth in Section 11.6, and hereby waives the right to raise any argument of forum non conveniens or any similar argument in objection to the selection of venue set forth in this Section 11.8.
     11.9  Counterparts.  This Agreement may be executed in several
           ------------
counterparts, and each executed counterpart shall be considered an original of this Agreement.
     11.10  Headings.  The parties agree that the section and article
            --------
headings are inserted only for ease of reference, shall not be construed as part of this Agreement, and shall have no effect upon the construction or interpretation of any part hereof.
     11.11  Construction and Representation by Counsel.  The parties
            ------------------------------------------
hereto represent that in the negotiation and drafting of this Agreement they have been represented by and relied upon the advice of counsel of their choice. The parties affirm that their counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Exhibit or Schedule attached hereto.

     11.12 No Third Party Beneficiaries.  Nothing in this Agreement
           ----------------------------
shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

     11.13 Severability.  If any provision, including any phrase,
           ------------
sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SELLERS:                            BUYER:
-------                             -----

MALLINCKRODT INC.                   SCHERING-PLOUGH CORPORATION


By  /s/ ASHOK CHAWLA                By  /s/  RICHARD KOGAN
   -----------------------            ---------------------------
    Ashok Chawla                        Richard Kogan
    Vice President,                     President and Chief Exeuctive
    Strategic Management                Officer

MALLINCKRODT VETERINARY, INC.


By  /S/  PAUL COTTONE
  -------------------------
    Paul Cottone
    President


MALLINCKRODT VETERINARY
INTERNATIONAL, INC.


By  /s/  PAUL COTTONE
  -------------------------
  Paul Cottone
  President

                 List of Schedules, Exhibits and Annexes
                      to the Stock Purchase Agreement


Schedule 1.1.49      Financial Statements
Schedule 1.1.67      PST Lease Liability
Schedule 2.1.2       Excluded Assets
Schedule 2.1.3       Excluded Liabilities
Schedule 2.1.4       Subsidiary Stock Purchase and Sale Agreement
Schedule 2.2         Purchase Price Allocation
Disclosure Schedule  Exceptions of the Sellers to Representations and
                       Warranties
Schedule 4.1.7(i)    Financial Templates
Schedule 4.1.7(ii)   PST Lease Liability
Schedule 4.1.11      Products List
Schedule 4.2.2       Exceptions of the Buyer as to Authority and
                       Validity
Schedule 4.2.3       Exceptions of the Buyer as to No Violations
Schedule 4.2.4       Exceptions of the Buyer as to Consents and
                       Approvals
Schedule 5.1.5       Intercompany Loans
Schedule 5.4         Animal Health Business facilities to be included
                       in the Environmental Baseline Study
Schedule 5.7         Transitional Services
Schedule 6.1.9       Necessary Contracts
Schedule 8.1.1(iv)   Specifically Indemnified Claims and Litigation
Schedule 10.1.3      Key Executives
Schedule 10.1.4      Select Employees
Schedule 10.3.2      Agreements and Past Practices of Non-Domestic
                       Companies Relating to Severance Payments
Exhibit A            Veterinary Subsidiaries
Exhibit B            Legal Opinion of Mallinckrodt Inc. General
                       Counsel
Exhibit C            Legal Opinion of Buyer's Counsel
Exhibit D            Letter regarding Section 338 Election
Exhibit E            Severance Benefits
Annex 4.1.8          Commitments and Contingencies
Annex 4.1.9(vii)(y)  Certain Severance and Pension Matters
Annex 4.1.20(c)      Summary of International Plans required by
                       Governmental Authorities
Annex 4.1.20(h)      Business Personnel with Written Employment
                       Agreements
Annex 4.1.21(1)      List of Patents, Trademarks, Service Marks and
                       Related Applications
Annex 4.1.27(1)      List of Product Registration Information
Annex 10.3.2(a)      Summary of International Severance Plans and
                       Practices
Annex 10.3.2(b)      Summary of Governmentally Mandated International
                       Severance Policies and Practices

The list set forth above briefly identifies the contents of all Schedules, Exhibits and Annexes to the Stock Purchase Agreement, dated May 19, 1997, among Mallinckrodt Inc., Mallinckrodt Veterinary, Inc., Mallinckrodt Veterinary International, Inc. and Schering-Plough Corporation (the "Agreement"). All of the Schedules, Exhibits and Annexes listed above are omitted from the Agreement filed as Exhibit
2.1 to the foregoing Current Report on Form 8-K, and Mallinckrodt Inc. agrees to furnish supplementally a copy of any of the omitted Schedules, Exhibits or Annexes to the Securities and Exchange Commission upon request.